PBG LONG TERM

                            SAVINGS PROGRAM

                      As effective July 12, 1999
                       Except as Otherwise Noted


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                               FOREWARD

     The PBG Long Term Savings Program (also known as the PBG 401(k)
Plan) has been established by The Pepsi-Bottling Group, Inc. ("PBG") for the benefit of the eligible Employees of PBG and designated affiliated employers which adopt this Plan as an Employer.

     The PBG 401(K) Plan was adopted effective July 12, 1999, as a successor by spin-off to the PepsiCo Long Term Savings Program (the "Prior Plan"). The Prior Plan was amended and restated effective July 1, 1992. The rights and benefits with respect to persons who terminated participation in the Prior Plan prior to July 12, 1999 shall be governed by the applicable provisions of the Prior Plan. The provisions set forth in the following Articles apply to all Participants on or after the Effective Date except to the extent otherwise provided.









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                           TABLE OF CONTENTS


ARTICLE I DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1  Account  . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  Annual Compensation  . . . . . . . . . . . . . . . . . . . 1
     1.3  Authorized Leaves of Absence . . . . . . . . . . . . . . . 1
     1.4  Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . 1
     1.5  Board  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.6  Break in Service . . . . . . . . . . . . . . . . . . . . . 1
     1.7  Code   . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.8  Company Stock  . . . . . . . . . . . . . . . . . . . . . . 2
     1.9  Company  . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.10 Effective Date . . . . . . . . . . . . . . . . . . . . . . 2
     1.11 Elective Deferral  . . . . . . . . . . . . . . . . . . . . 2
     1.12 Eligible Employee  . . . . . . . . . . . . . . . . . . . . 2
     1.13 Employee . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.14 Employee Rollover Contribution Account . . . . . . . . . . 2
     1.15 Employer . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.16 Employer Contributions . . . . . . . . . . . . . . . . . . 2
     1.17 Employer Contribution Account  . . . . . . . . . . . . . . 2
     1.18 Employment . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.19 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.20 Excess Contributions . . . . . . . . . . . . . . . . . . . 3
     1.21 Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . 3
     1.22 Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.23 Highly Compensated Employee  . . . . . . . . . . . . . . . 3
     1.24 Hour of Service  . . . . . . . . . . . . . . . . . . . . . 4
     1.25 Investment Expenses  . . . . . . . . . . . . . . . . . . . 6
     1.26 Non-Highly Compensated Employee  . . . . . . . . . . . . . 6
     1.27 Normal Retirement Date and Normal Retirement Age . . . . . 6
     1.28 PBG    . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.29 Participant  . . . . . . . . . . . . . . . . . . . . . . . 6
     1.30 Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.31 Plan Administrator . . . . . . . . . . . . . . . . . . . . 6
     1.32 Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.33 Pre-Tax Account  . . . . . . . . . . . . . . . . . . . . . 6
     1.34 Prior Plan . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.35 Regulations  . . . . . . . . . . . . . . . . . . . . . . . 6
     1.36 Retired Employee . . . . . . . . . . . . . . . . . . . . . 6
     1.37 Rollover Contribution  . . . . . . . . . . . . . . . . . . 7
     1.38 Secretary  . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.39 Service  . . . . . . . . . . . . . . . . . . . . . . . . . 7

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    1.40 Severance from Service Date . . . . . . . . . . . . . . . . 7
    1.41 Total Deferrals   . . . . . . . . . . . . . . . . . . . . . 7
    1.42 Total Disability  . . . . . . . . . . . . . . . . . . . . . 7
    1.44 Trust (or Trust Fund)   . . . . . . . . . . . . . . . . . . 8
    1.45 Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . 8
    1.46 Valuation Date  . . . . . . . . . . . . . . . . . . . . . . 8
    1.47 Vested or Vested Interest   . . . . . . . . . . . . . . . . 8
    1.48 Year of Service . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II ELIGIBILITY AND PARTICIPATION   . . . . . . . . . . . . . 9

    2.1  Eligibility for Participation . . . . . . . . . . . . . . . 9
    2.2  Participation  . . . . . . . . . . . . . . . . . . . . . . 10
    2.3  Return to Employment . . . . . . . . . . . . . . . . . . . 10

ARTICLE III CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . 11

    3.1  Elective Deferrals   . . . . . . . . . . . . . . . . . . . 11
    3.2  Limitation of Total Deferrals:  Return of Contributions. . 12
    3.3  Limitation on Elective Deferrals . . . . . . . . . . . . . 12
    3.4  Rollover Contributions . . . . . . . . . . . . . . . . . . 15
    3.5  Contributions on Account of Veteran's Reemployment
         Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    3.6  Fund for Exclusive Benefit of Participants . . . . . . . . 16
    3.7  Disposition of Forfeitures and Amounts Subject to
           Buy-Back Option  . . . . . . . . . . . . . . . . . . . . 17
    3.8  Maximum Allocations  . . . . . . . . . . . . . . . . . . . 18

ARTICLE IV INTEREST OF PARTICIPANTS . . . . . . . . . . . . . . . . 23

    4.1 Accounts of Participants  . . . . . . . . . . . . . . . . . 23
    4.2 Investment of Participant Accounts  . . . . . . . . . . . . 23
    4.3 Adjusting Account Balances  . . . . . . . . . . . . . . . . 30

ARTICLE V BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . 32

    5.1 Termination of Employment . . . . . . . . . . . . . . . . . 32
    5.2 Death Benefits  . . . . . . . . . . . . . . . . . . . . . . 32
    5.3 Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . 32
    5.7 Payment of Benefits . . . . . . . . . . . . . . . . . . . . 35
    5.8 Directed Eligible Rollover Distributions  . . . . . . . . . 36
    5.9 Maintenance of Accounts Prior to Payout . . . . . . . . . . 37
    5.10 Code Section 409(a)(9) Requirements  . . . . . . . . . . . 37
    5.12 Errors in Participant's Accounts . . . . . . . . . . . . . 38
    5.13 No Other Benefits or Withdrawals . . . . . . . . . . . . . 38
    5.13 Participants Who Cannot Be Located . . . . . . . . . . . . 39

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ARTICLE VI PLAN LOANS . . . . . . . . . . . . . . . . . . . . . . . 40

    6.1 Eligibility for Plan Loans  . . . . . . . . . . . . . . . . 40
    6.2 Application Procedure . . . . . . . . . . . . . . . . . . . 40
    6.3 Loan Amount . . . . . . . . . . . . . . . . . . . . . . . . 40
    6.4 Maximum Number of Outstanding Loans . . . . . . . . . . . . 41
    6.5 Effect on Participant's Investment  . . . . . . . . . . . . 41
    6.6 Fees    . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    6.7 Interest Rate . . . . . . . . . . . . . . . . . . . . . . . 42
    6.8 Term and Repayment  . . . . . . . . . . . . . . . . . . . . 42
    6.9 Loan Default  . . . . . . . . . . . . . . . . . . . . . . . 43
    6.10 Nondiscrimination  . . . . . . . . . . . . . . . . . . . . 43
    6.11 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE VII DESIGNATION OF BENEFICIARY  . . . . . . . . . . . . . . 45

    7.1 In General  . . . . . . . . . . . . . . . . . . . . . . . . 45
    7.2 Married Participants  . . . . . . . . . . . . . . . . . . . 45
    7.3 No Designated Beneficiary or Beneficiaries  . . . . . . . . 45

ARTICLE VIII ADMINISTRATION . . . . . . . . . . . . . . . . . . . . 46

    8.1 Allocation of Responsibility Among Fiduciaries for
        Plan and Trust Administration . . . . . . . . . . . . . . . 46
    8.2 Records and Reports . . . . . . . . . . . . . . . . . . . . 46
    8.3 Other Powers and Duties of the Plan Administrator . . . . . 46
    8.4 Rules and Decisions . . . . . . . . . . . . . . . . . . . . 47
    8.5 Authorization of Benefit Payments . . . . . . . . . . . . . 47
    8.6 Application and Forms   . . . . . . . . . . . . . . . . . . 48
    8.7 Payment Benefits for Disabled or Incapacitated Person . . . 48
    8.8 Notices to Trustee  . . . . . . . . . . . . . . . . . . . . 48
    8.9 Expenses of Plan  . . . . . . . . . . . . . . . . . . . . . 48
    8.10 Indemnification by the Company . . . . . . . . . . . . . . 48

ARTICLE IX CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . 49


ARTICLE X TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . 50


ARTICLE XI AMENDMENT OF THE PLAN  . . . . . . . . . . . . . . . . . 51

ARTICLE XII DISCONTINUANCE OF CONTRIBUTIONS AND
        TERMINATION OF PLAN . . . . . . . . . . . . . . . . . . . . 52

    12.1 Intention to Continue Plan . . . . . . . . . . . . . . . . 52
    12.2 Termination or Partial Termination of Plan . . . . . . . . 52

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    12.3 Internal Revenue Service Approval  . . . . . . . . . . . . 52

ARTICLE XIII MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .   53

    13.1 Participants' Rights; Acquittance  . . . . . . . . . . .   53
    13.2 Spendthrift Clause . . . . . . . . . . . . . . . . . . .   53
    13.3 Qualification of Plan as a Condition . . . . . . . . . .   54
    13.4 Successor Employer . . . . . . . . . . . . . . . . . . .   54
    13.5 Transfer of Plan Assets  . . . . . . . . . . . . . . . .   54
    13.6 Necessary Parties  . . . . . . . . . . . . . . . . . . .   55
    13.7 Delegation of Authority by Company . . . . . . . . . . .   55
    13.8 Construction of Agreement  . . . . . . . . . . . . . . .   55
    13.9 Headings . . . . . . . . . . . . . . . . . . . . . . . .   55
    13.10 Gender and Number . . . . . . . . . . . . . . . . . . .   55


ARTICLE XIV TOP-HEAVY PLAN PROVISIONS . . . . . . . . . . . . . .   56

    14.1 Application  . . . . . . . . . . . . . . . . . . . . . .   56
    14.2 Definitions  . . . . . . . . . . . . . . . . . . . . . .   56
    14.3 Allocation of Minimum Contribution . . . . . . . . . . .   57
    14.4 Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . 57

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                               ARTICLE I

                              DEFINITIONS

The following words and phrases have the meaning set forth below unless a different meaning is plainly required by the context:

     1.1  Account - With respect to each Participant, the combination
          -------
of all accounts maintained on behalf of such Participant pursuant to
Section 4.1.

     1.2  Annual Compensation - For purposes of determining the amount
          -------------------
an Employee may elect to contribute to the Plan as an Elective Deferral, Annual Compensation means only the Participant's base salary, overtime/double overtime, overtime shift premiums, commissions and value pay paid during the first through eighth payroll periods of the previous calendar year (PBG operates on a thirteen payroll period year), annualized (i.e., divided by 8 then multiplied by 13), plus any regular bonuses paid during the first through eighth payroll periods. For purposes of calculating the limitations in Sections 3.3 and 3.8 3.10, and any other similar limitations under the Code, the Company may elect to use any method of determining Annual Compensation under the Plan, provided that it is permissible under the Regulations. The Annual Compensation of any Employee taken into account under the Plan for any Plan Year cannot exceed $160,000, as adjusted under Code
Section 401(a)(17)(B). For purposes of determining the amount a Participant may elect to contribute to the Plan as an Elective Deferral, only Annual Compensation earned while the Participant is eligible to participate in the Plan will be considered.

     1.3  Authorized Leaves of Absence - Any absence authorized by the
          ----------------------------
Employer under the Employer's standard personnel practices during which the individual's base pay is continued, provided that the Employee returns to Employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States will be considered an Authorized Leave of Absence, provided that the Employee returns to Employment with the Employer within the period during which his right to Reemployment is preserved by law.

     1.4  Beneficiary - Subject to the provisions of Article VII, any
          -----------
person or persons (natural or otherwise) designated by a Participant on a form supplied by the Plan Administrator to receive benefits payable in the event of the death of the Participant, or in the absence of any designated person, such other person determined to be a Beneficiary under Article VII.

     1.5  Board - The Board of Directors of The Pepsi Bottling Group, Inc.
          -----

     1.6  Break in Service - A 12-month period beginning on an Employee's
          ----------------
Severance from Service Date during which the Employee is not credited with a Hour of Service.

     1.7  Code - The Internal Revenue Code of 1986, as amended.  All
          ----
references to the Code are deemed to refer to the Internal Revenue Code of 1986 and the Regulations as they now exist or as they may be amended or modified. Any reference to a specific section or subsection of the Code are deemed to refer to that section or

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subsection and the regulations as they now exist or as they may be amended.

     1.8  Company Stock - The common stock issued by the Company.
          -------------

     1.9  Company - The Pepsi Bottling Group, Inc. and any successor.
          -------

     1.10 Effective Date - The date which this Plan is effective,
          --------------
namely July 12, 1999. Because this Plan is a successor by spin-off to the Prior Plan, certain provisions from the Prior Plan effective prior to July 12, 1999 may affect benefits under this Plan.

     1.11 Elective Deferral - The portion of a Participant's Annual
          -----------------
Compensation deferred pursuant to the election described in Section 3.1, contributed on the Participant's behalf to the Trust and credited to the Participant's Pre-Tax Account. For tax purposes, including Code Section 414(h), Elective Deferrals will be considered Employer contributions to the Plan.

     1.12 Eligible Employee - An Employee who, pursuant to Section
          -----------------
2.1, is eligible to have Elective Deferrals made on his behalf to the Plan for all or a portion of the Plan Year. An Employee will not cease to be an Eligible Employee merely because he is suspended from making Elective Deferrals due to a withdrawal of contributions, because he elects not to participate or because he is prevented from making Elective Deferrals by operation of Code Section 415.

     1.13 Employee - Any person who is classified by the Employer as
          --------
an Employee of the Employer and who is receiving remuneration for personal services rendered to the Employer or who would be receiving such remuneration except for an Authorized Leave of Absence. The term Employee, to the extent mandated by law, includes leased employees within the meaning of Code Section 414(n)(2) unless: (a) such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii); and (b) such leased employees are covered by a plan described in Code Section 414(n)(5). Leased Employees shall not be eligible to participate in the Plan.

     1.14 Employee Rollover Contribution Account - The account
          --------------------------------------
maintained for a Participant to record his Rollover Contributions and adjustments in accordance with Section 3.4.

     1.15 Employer - The Company and any designated affiliated Employer
          --------
which is authorized by the Company to participate herein and which adopts the Plan for the exclusive benefit of its Eligible Employees and their Beneficiaries in accordance with any conditions required by the Company. Any designated affiliated Employer will be designated on Schedule 1 attached hereto.

     1.16 Employer Contributions - The contributions, if any, made by the
          ----------------------
Employer on behalf of Participants pursuant to the terms of the Plan.

     1.17 Employer Contribution Account - The account maintained for a
          -----------------------------
Participant to record any Employer Contributions and adjustments made on his behalf by the Employer. The Employer Contribution Account may have two

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or more subaccounts to reflect different types of Employer Contributions.

     1.18 Employment - Service as an Employee of the Employer and any
          ----------
other employer. The term Reemployment means Employment following a termination of active Employment. The terms Employed and Reemployed will be used in the same sense as the terms Employment and Reemployment, respectively.

     1.19 ERISA - The Employee Retirement Income Security Act of 1974,
          -----
as amended.

     1.20 Excess Contributions - With respect to any Plan Year, the
          --------------------
aggregate Employer contributions paid to the Plan as an Elective Deferral (or any other contributions taken into account for purposes of Section 3.3 of the Plan) on behalf of a Highly Compensated Employee for such Plan Year, to the extent such aggregate contributions exceed the maximum amount of such contributions permitted for such Highly Compensated Employee for such Plan Year under the limitations of
Section 3.3. The amount is determined by reducing such contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee(s) who has the greatest dollar amount of Elective Deferrals for the Plan Year.

     1.21 Fiduciaries - The named fiduciaries are the Company and the
          -----------
Trustee and any other parties designated as fiduciaries by the named fiduciaries in accordance with the powers provided by the terms of the Plan, but only with respect to the specific responsibilities of each in connection with the Plan and Trust.

     1.22 Forfeiture -The portion of a Participant's Employer
          ----------
Contribution Account not Vested at termination of Employment and which reverts to the Trust Fund and is used to reduce any Employer Contributions to the Plan.

     1.23 Highly Compensated Employee -
          ---------------------------

     (a)  General Definition - Any Employee who
          ------------------

          (i) was a 5% owner at any time during the Plan Year or the preceding Plan Year; or

          (ii) for the previous Plan Year received compensation from the Employer in excess of $80,000, which may be adjusted for changes in the cost of living as provided in the Regulations issued by the Secretary; and, at the Employer's election, was in the group consisting of the most highly compensated 20% of the Employees for the preceding Plan Year.

     (b)  Determination of Most Highly Compensated 20% of Employees and Officers
          ----------------------------------------------------------------------
- For purposes of paragraph (a)(ii) of this Section the following will be excluded when determining the number of Employees in the most highly compensated 20% of Employees and the number of officers:

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          (i)  Employees who have not completed 6 months of service;

          (ii) Employees who normally work less then 17 1/2 hours per week;

          (iii) Employees who normally do not work more then 6 months during a Plan Year;

          (iv) Employees who have not attained age 21; and

          (v) Employees who are included in a unit of Employees covered by a collective bargaining agreement, provided 90% or more of the Employees are covered under collective bargaining agreements and the Plan only covers Employees who are not covered under the collective bargaining agreements.

Except as provided by the Secretary, the Employer may elect to apply subparagraphs (i), (ii), (iii), (iv), or (v) by substituting a shorter period of service, a smaller number of hours or months, or a lower age.

     (c)  Former Employees - For purposes of this Section, a former
          ----------------
Employee will be treated as a Highly Compensated Employee, as defined at that time under the Plan, if (1) the former Employee was a Highly Compensated Employee at the time the former Employee was separated from service with the Employer; or (2) the former Employee was a Highly Compensated Employee, as defined at that time under the Plan, at any time after the former Employee attained age 55.

     (d)  Nonresident Aliens - For purposes of this Section, Employees
          ------------------
who are nonresident aliens and who receive no earned income as defined under Code Section 911(d)(2) from the Employer or from sources within the United States as defined under Code Section 861(a)(3) will not be treated as Employees.

     (e)  Compensation - For purposes of this Section of the Plan,
          ------------
compensation means an individual's compensation as determined under Code Section 415(c)(3), increased by elective contributions under a cafeteria plan under Code Section 125, elective contributions to a cash or deferred arrangement under Code Sections 401(k) and 402(g)(3), and contributions to a SEP under Code Section 408(k)(3), and, in the case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity under Code Section 403(b).

     (f)  Application Order - Subsections (b), (c), (m), (n) and (o)
          -----------------
of Code Section 414 will be applied before applying the foregoing provisions.

     1.24 Hour of Service - Each Employee will be credited with an
          ---------------
Hour of Service for:

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     (a)  Each hour for which an Employee is paid, or entitled to payment, for the performance of duties during Employment. These hours will be credited to the Employee for the computation period in which the duties are performed; and

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (without respect to whether the Employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (b):

          (i) No hours will be credited if payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable workers' compensation, unemployment insurance or disability insurance laws; and

          (ii) No hours will be credited for a payment which reimburses an Employee for medical or medically related expenses incurred by the Employee; and

     (c) Each hour for which back pay, with respect to mitigation of damages, is either awarded or agreed to by the Employer. These hours will be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service will not be credited under paragraphs (a) or (b) and this paragraph (c). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (b) will be subject to the limitations of that paragraph.

     (d) Hours of Service credited under the Plan will be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated by this reference.

     (e) The method of determining Hours of Service under the Plan will be in accordance with Department of Labor Regulations Section 2530.200b-3 and will be applied in a consistent and nondiscriminatory manner to Employees or classes of Employees.

     (f) In the case of an Employee who is absent from active Employment with the Employer on account of (i) the Employee's pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) an absence due to the need for caring for such child for a period beginning immediately following the birth or placement, then the Plan shall count solely for purposes of determining whether a Break in Service has occurred, the Hours of Service which otherwise would normally have been credited to such Employee but for such absence or, if such Hours of Service cannot be determined, then eight (8) Hours of Service for each day of absence. The Hours of Service credited under this provision will be credited in the Plan Year the absence begins only to prevent an Employee from incurring a Break in Service in such

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Plan Year.  In any other case, such hours will be credited in the immediately following Plan Year. The Employee will not be entitled to receive credit for maternity or paternity leave under this Section unless the Employee furnishes to the Plan Administrator, within a reasonable time period as the Plan Administrator may establish, evidence that the absence is on account of one of the four (4) reasons specified above and evidence of the duration of the absence.

     1.25 Investment Expenses - All expenses related to the management
          -------------------
and maintenance, on a separate basis, of the individual investment options under the Plan, but excluding the general fees for management and maintenance of the Trust as a whole.

     1.26 Non-Highly Compensated Employee - An Employee who is not a
          -------------------------------
Highly Compensated Employee.

     1.27 Normal Retirement Date and Normal Retirement Age - The
          ------------------------------------------------
Normal Retirement Date is the first day of the month in which a Participant reaches the age of sixty-five (65) (Normal Retirement
Age).

     1.28 PBG - The Company.
          ---

     1.29 Participant - Any Employee who is qualified to participate
          -----------
in the Plan and remains qualified under the terms of the Plan.

     1.30 Plan - The PBG Long Term Savings Program, also known as
          ----
the PBG 401(k) Plan, as set forth herein, as amended and/or restated from time to time.

     1.31 Plan Administrator - The Company, and its delegates,
          ------------------
administering the Plan in accordance with Article VIII.

     1.32 Plan Year - The Plan Year will be January 1 through December
          ---------
31; provided that the initial Plan Year will be July 12, 1999 through December 31, 1999.

     1.33 Pre-Tax Account - The Account maintained for a Participant
          ---------------
to record Elective Deferrals as described in Section 3.1.  A
Participant's Pre-Tax Account is fully Vested at all times.

     1.34 Prior Plan - The PepsiCo Long Term Savings Program.
          ----------

     1.35 Regulations - The regulations, including temporary and
          -----------
proposed to the extent applicable, promulgated by the Secretary with respect to the Code.

     1.36 Retired Employee - Any person:  (i) who has received a
          ----------------
qualifying lump sum distribution from a defined benefit pension plan sponsored by an Employer and (ii) who was an Employee eligible to participate in this Plan immediately prior to his retirement from the Employer. For purposes of this subsection, a qualifying lump sum distribution shall refer to lump sums other than single sum distributions with a value of $5,000 or less, determined in accordance with Code section 417(e).

     1.37 Rollover Contribution - Contributions to the Plan made
          ---------------------
pursuant to the provisions of Section 3.4.

     1.38 Secretary - The Secretary of the Treasury.
          ---------

     1.39 Service - A Participant's period of Employment with the
          -------
Employer, and any predecessor of the Employer or any member of a controlled group of corporations that includes the Employer, or is under common control, or is a member of an affiliated service group that includes the Employer, or is related through the leasing of employees, as determined under Code Section 414(b), (c), (m) and (n).

     Periods of Employment with any Predecessor Employer will also be counted as service hereunder, provided that this Plan is a continuation of a plan that the Predecessor Employer maintained. For purposes of this Section, "Predecessor Employer" includes any entity absorbed by the Employer by change of name, merger, acquisition or a change of corporate status, or an entity of which the Employer was once a part.
Periods of Employment of former employees of PepsiCo, Inc. and its affiliates who became employees of the Company in connection with the initial public offering of the Company on or about March 31, 1999 shall be counted for purposes of vesting hereunder, subject to the Break in Service rules set forth herein.

     1.40 - Severance from Servance Date - Am Employee's Severance
            ----------------------------
from Service Date shall occur on the earlier of:

          (a) The date the Employee quits, retires, is discharged or dies; or

          (b) The first anniversary of the date the Employee is absent from service with an Employer (with or without pay) for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

     1.41 Total Deferrals - With respect to any taxable year of an
          ---------------
Employee, the total of (i) any Elective Deferrals to this Plan or any pre-tax contributions to any other cash or deferred arrangement, as defined in Code Section 401(k), in lieu of receipt of such amount as compensation; (ii) any elective SEP contributions under Code Section 402(h); and (iii) any salary reduction contribution to any annuity under Code Section 403(b).

     1.42 - Total Disability - The total disability of a Participant
            ----------------
determined in accordance with the provisions of the applicable long term disability program sponsored by an Employer in which the individual participates. If the individual does not participate in an Employee sponsored long term disability plan, the Plan Administrator of this Plan, or its delegate, has the discretionary authority to determine whether a Total Disability exists in any individual case.

     1.43 Trust (or Trust Fund) - The fund known as the PBG Master Trust
          ---------------------
maintained in accordance with the terms of the Trust agreement, as amended, which constitutes a part of the Plan.

     1.44 Trustee - The corporation or individuals appointed by PBG to
          -------
administer and manage the Trust. The term Trustee also means any successor Trustee(s) designated and accepting such Trust in the manner provided in the Plan.

     1.45 Valuation Date - Each business day, except the Trustee may
          --------------
temporarily suspend valuations when it deems appropriate in accordance with Section 4.2(b). The Annual Valuation Date will be December 31 of each Plan Year.

     1.46 Vested or Vested Interest - The percentage of the value of a
          -------------------------
Participant's interest in his Account(s) that is or has become nonforfeitable under the Plan and will be paid to the Participant or his Beneficiary in accordance with the terms of the Plan. Because of fluctuations in asset value, contribution and Forfeiture allocations, and other changes in the value of a Participant's Account(s), the dollar value of a Participant's Vested Interest is not fixed until it is actually paid.

     1.47 Year of Service - Each 12-month period of Service commencing
          ---------------
on an Employee's Employment commencement date and ending on his Severance from Service Date, subject to the following special rules.

          (a) If an Employee has a Severance from Service Date as a result of a quit, discharge or retirement and then returns to Employment with the Company or an affiliated Employer within 12 months from his Severance from Service Date, the Employee's period of severance shall be counted as part of his period of Service.

          (b) If an Employee terminates Employment because of a quit, discharge or retirement (during any other absence from Service of 12 months or less) and then returns to Employment with the Company or an affiliated Employer within 12 months from the date on which he was first absent, the Employee's period of severance shall be counted as part of his period of Service.

     Years of Service shall include periods of Service credited in accordance with the terms of the Prior Plan in effect on the date immediately before the Effective Date.

                              ARTICLE II

                     ELIGIBILITY AND PARTICIPATION


     2.1  Eligibility for Participation
          -----------------------------

          (a)  Eligible Employees - The following Employees shall be
               ------------------
eligible to participate in the Plan:

               (i) Any Employee entitled to enroll in their Employer's Benefits Plus program; or

               (ii) Part-time Employees who are not eligible to enroll in their Employer's Benefits Plus program but (A) who are employed at a work location where full-time Employees participate in the Benefits Plus program and (B) who have completed a Year of Service.

          (b)  Ineligible Employees - The following individuals, for
               --------------------
the period they are described in this subsection, are not eligible to become or continue as Participants in the Plan:

               (i) Any Employee whose terms and conditions of employment are determined by collective bargaining with a union or affiliate representing such persons and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement;

               (ii) Any individual who is a leased employee within the meaning of Code Section 414(n);

               (iii)  Any individual who is an independent contractor;

               (iv) Any Highly Compensated Employee who has not attained age 21 and completed a Year of Service;

               (v) Any non-resident alien who has no earned income from sources within the United States; or

               (vi) Any Employee classified by the Employer as a temporary employee.

An independent contractor who is recharacterized by the Internal Revenue Service as a common law employee will not be considered as described in paragraph (iii) for periods on and after the recharacterization. The individual also will not be considered as described in paragraph (iii) for periods before the recharacterization, unless the Employer had classified the individual as an independent contractor in good faith, and the individual was part of a group of independent contractors identified by similar work requirements. An individual's ineligibility under the previous sentence has no bearing on whether the individual is an excludable employee for purposes of the nondiscrimination tests under Code Sections 410(b) and 401(a)(4).

     2.2  Participation - In order to participate in the Plan, an
          -------------
Eligible Employee must enroll in the Plan in accordance with Section
3.1. If the date an Employee elects to defer a portion of his Annual Compensation to the Plan (and indicates the manner in which such amounts are to be invested) is later than the date he would otherwise become a Participant, then his participation in the Plan shall commence as soon as practical thereafter. A Participant will remain a Participant until his Employment terminates or he is no longer Employed in a classification eligible to participate in the Plan, whichever first occurs. Upon the occurrence of either event, his participation will cease.

     2.3  Return to Employment - A Participant whose Employment is
          --------------------
terminated and who is Reemployed in a classification eligible to participate in the Plan will again be eligible to participate as soon as practicable following the date on which he completes an Hour of Service upon Reemployment.

                             ARTICLE  III

                             CONTRIBUTIONS


     3.1  Elective Deferrals -
          ------------------

          (a)  Amount of Elective Deferrals - As described in
               ----------------------------
     subsection (b) below, each Participant may defer under this Plan in any Plan Year up to fifteen percent (15%) of his Annual Compensation in one-half percent (1/2%) increments, in accordance with the rules and regulations established by the Plan Administrator and subject to the limitations in Sections 3.2 and 3.3. If a Participant elects to defer a portion of his Annual Compensation under this Plan, it will be designated for contribution by the Employer to the Trust, on behalf of the Participant, for deposit in his Pre-Tax Account. All amounts deposited to a Participant's Pre-Tax Account will be fully vested at all times.

          (b)  Election to Defer - Subject to the provisions of
               -----------------
     subsection (d), Participants may elect each Plan Year to defer a portion of their Annual Compensation. The Plan Administrator will establish nondiscriminatory time requirements regarding deferral elections as it deems necessary for the proper administration of the Plan. Each election will continue in effect from year to year until the earlier of the date the Participant making the election ceases participation in the Plan or the date an adjustment election described in subsection (c) becomes effective.

          (c)  Elective Deferral Adjustment - Subject to the
               ----------------------------
     provisions of subsection (d), a Participant who has elected under subsection (b) to defer a portion of his Annual Compensation for a Plan Year may elect to increase or reduce the amount of his deferral as provided in this subsection in one-half percent (1/2%) increments. The Elective Deferral adjustments will be effective as soon as administratively possible after the Participant's election is made. Any change which becomes effective under this subsection will remain in effect until the earlier of the date the Participant making the election ceases participation in the Plan or the date a subsequent adjustment election first becomes effective.

          A Participant may elect to terminate his Elective Deferral under the Plan at any time. Such Elective Deferral termination election will be effective as soon as administratively possible after the Participant's election.

          (d)  Method of Making Election - An election made under
               -------------------------
     subsections (b) or (c) of this Section 3.1 will be made through a telephone enrollment system established by the Plan Administrator. An election to begin, increase or decrease the amount of Elective Deferrals must specify the amount of deferral desired in one-half percent increments of Annual Compensation, subject to the limitation in subsection (a) above. Any election deferring more than the maximum percentage of Annual Compensation as specified in Section 3.1(a) will be treated as an election to defer the maximum percentage.

          (e)  Payroll Deductions - The contribution of Elective
               ------------------
     Deferrals will be accomplished through an automatic payroll deduction arrangement and will commence as soon as administratively practicable following receipt of the Participant's deferral election. The amount to be withheld in any pay period shall be a ratable share of the Participant's currently effective Elective Deferral election for the entire Plan Year. Elective Deferrals may not be withheld after they have been actually or constructively received.


     3.2  Limitation of Total Deferrals:  Return of Contributions -
          -------------------------------------------------------
In no event will the Total Deferrals of any individual with respect to any taxable year of such individual exceed ten thousand dollars ($10,000.00), or an adjusted amount as is established by the Secretary in accordance with cost of living adjustments under Code Section 402(g)(4), for all plans in which such individual is a participant, whether or not maintained by the Employer. If the Total Deferrals of a Participant or former Participant exceed this limitation for any taxable year of a Participant, a Participant or former Participant will, no later than March 1 following the close of, and with respect to, the taxable year in which the excess Total Deferrals were made,
(i) notify the Plan Administrator in writing of the Total Deferrals made under any plan other than this Plan; (ii) allocate in writing the excess Total Deferrals between or among such other plans and this Plan; and (iii) state in writing that if the excess Total Deferrals allocable to the Plan is not distributed, the deferral limitations of Code Section 402(g) will be exceeded for the Participant's taxable year with respect to which the Total Deferrals occurred. Upon notification, the Plan Administrator will distribute any excess Total Deferrals, and any income, allocable to the Plan to the relevant Participant no later than April 15 of the calendar year following the close of the taxable year of the Participant with respect to which the excess Total Deferrals were made. Solely for purposes of the preceding sentence, the income deemed allocable to any excess Total Deferrals will be determined in accordance with Regulations. The amount of excess Total Deferrals to be distributed for a taxable year will be reduced by any Excess Contributions previously distributed to the Participant during the Plan Year beginning in such taxable year.

     3.3  Limitation on Elective Deferrals -
          --------------------------------

          (a)  Limitation - In any Plan Year the Average Deferral
               ----------
     Percentage for Highly Compensated Employees cannot exceed the greater of (i) or (ii) below:

               (i) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by 1.25; or

               (ii) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by 200%, provided, however, that in this case the Average Deferral Percentage of the Highly Compensated Employees does not exceed the Average Deferral Percentage of the Non-Highly Compensated Employees by more than two (2) percentage points, or a lesser amount as may be required by Regulations to prevent the multiple use of this alternative limitation with respect to any Employee who is a Highly Compensated Employee.

          (b)  Average Deferral Percentage - For purposes of
               ---------------------------
     subsection (a) above, Average Deferral Percentage means the average (expressed as a percentage) of the Actual Deferral Percentages of a specified group of Participants. Actual Deferral Percentage means a ratio (expressed as a percentage) of the amount of Elective Deferrals made on behalf of a Participant for the Plan Year to the Participant's Annual Compensation for that Plan Year. The Average Deferral Percentage for Non-Highly Compensated Employees will be determined based on the amount of Elective Deferrals and Annual Compensation and an Employee's status as a Non-Highly Compensated Employee for the previous Plan Year.

     For purposes of the preceding paragraph:

          (i) the Employer may elect to include as an amount contributed as an Elective Deferral on behalf of a Participant for purposes of this Section any Employer contributions which meet the Special Distribution Restrictions under Section 5.6(d) and which are 100% Vested when contributed;

          (ii) Elective Deferrals will be taken into account for purposes of determining the Actual Deferral Percentage of a Participant for a Plan Year only if allocated to the Participant as of a date within that Plan Year, is not contingent on participation or performance of services after such date, and is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates;

          (iii)  Actual Deferral Percentages and Average Deferral
     Percentages shall be computed to the nearest one hundredth of one percent (1/100%).

     (c)  Special Adjustments - For purposes of this Section, the
          -------------------
following special rules shall apply:

          (i) If any Highly Compensated Employee is eligible to have Elective Deferrals (or other contributions treated as Elective Deferrals) allocated to his account under two or more plans or arrangements described in Code Section 401(k) maintained by the Company or an affiliated Employer, all Elective Deferrals and other such contributions will be aggregated as if made under a single plan or arrangement.

          (ii) If two (2) or more plans of the Company are treated as one (1) plan for purposes of Code Section 410(b) and/or Section 401(a)(4) because they would not otherwise satisfy Code Section 410(b) and/or Section 401(a)(4), these plans will be treated as one (1) plan for purposes of this Section. If a Highly Compensated Employee participates in two (2) or more plans of the Company to which contributions are made by or on behalf of the Highly Compensated Employee, all contributions will be aggregated for purposes of this Section.

     (d)  Adjustment of Elective Deferrals - If during a Plan Year the
          --------------------------------
Plan Administrator determines that there is a likelihood that the Average Deferral Percentage of the Highly Compensated Employees will exceed the limitation specified in subsection (a), then the Plan Administrator in its sole discretion may prospectively reduce the deferrals of the Highly Compensated Employees by an amount and at the beginning of a pay period during the Plan Year as is deemed necessary by the Plan Administrator to prevent the limitation in subsection (a) from being exceeded for that Plan Year. The Plan Administrator may terminate, in whole or in part, any reduction of deferrals under this subsection which is no longer necessary to prevent the limitation specified in subsection (a) from being exceeded for the Plan Year. Whenever necessary during the Plan Year, the Plan Administrator may institute further deferral reductions or reinstate deferral reductions, to the extent required to prevent the limitation in subsection (a) from being exceeded. Any adjustment in Participant Elective Deferrals made under this subsection will, to the extent possible, reduce the deferral of each affected Participant by an identical percentage of Annual Compensation.

     (e)  Distribution of Excess Contributions and Income - If the
          -----------------------------------------------
Elective Deferral feature of the Plan fails the limitations of subsection (a) for any Plan Year, then except as may be otherwise provided in this Section, any Excess Contributions for such Plan Year and any allocable income will be distributed to the Highly Compensated Employees no later than two and one-half (2-1/2) months following the Plan Year in which the Excess Contributions were made. Alternatively, any Excess Contributions may be distributed no later than the end of the Plan Year following the Plan Year in which the Excess Contributions were made, provided the Company pays any applicable excise tax on such distribution. The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year will be reduced by any excess Elective Deferrals previously distributed during the taxable year ending in the same Plan Year.

     Any distribution of Excess Contributions and income will be made to Highly Compensated Employees on the basis of the respective portions of the total Excess Contributions attributable to each Highly Compensated Employee. Any such distribution may and will be made without regard to any other provision of this Plan restricting distributions. Any Excess Contributions distributed to a Highly Compensated Employee including earnings will be distributed pro rata from any Account which contains contributions used in computing Average Deferral Percentages, based on contributions made to those Accounts during a Plan Year.

     (f)  Determinations by Plan Administrator - Any determination
          ------------------------------------
required by this Section will be made by the Plan Administrator, and the determination by the Plan Administrator of the method of compliance with subsection (a) and reduction of deferrals in excess of that permitted by subsection (a), in accordance with subsection (d), and the determination of the amount of any Excess Contribution to be distributed pursuant to subsection (e), will be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, and any other person or entity associated with or benefiting from this Plan.

     (g)  Multiple Use Limitation - If the multiple use limitations in
          -----------------------
Section 1.401(m)-2(b) of the Regulations applies with respect to any Highly Compensated Employee, the Actual Deferral Percentages of each Highly Compensated Employee will be reduced (beginning with the Highly Compensated Employee who has the greatest dollar amount of Elective Deferrals for the Plan Year) so that the multiple use limitation is not exceeded. The amount by which each Highly Compensated Employee's Actual Deferral Percentage is reduced will be treated as an Excess Contribution as provided under Section 3.3.

     (h)  Priority of Application of Sections - Section 3.2 will be
          -----------------------------------
applied before this Section. Except to the extent provided in Regulations, any amounts distributed under Section 3.2 will be deemed not to have been distributed for purposes of this Section.

     3.4  Rollover Contributions - At the request of a Participant, a
          ----------------------
Retired Employee or an Eligible Employee, the Plan may accept a rollover of cash amounts from another qualified plan described in section 401(a) of the Code, including an individual retirement account or annuity whose assets came solely from a qualified plan. Any such rollover amount will be held for the Participant, Eligible Employee, or Retired Employee, as the case may be, in a Rollover Contribution Account established for his benefit. The Plan Administrator and the Trustee may request such information from the Participant, Eligible Employee, or Retired Employee, as the case may be, or any documents or opinion of counsel which it, in its discretion, deems necessary to determine that a proper rollover contribution will be made. Amounts in a Rollover Contribution Account shall be invested as designated by the Participant pursuant to Section 4.2(c). The amounts in the Rollover Contribution Account will be distributed in accordance with the provisions of Article V.

     3.5  Contributions on Account of Veteran's Reemployment Rights -
          ---------------------------------------------------------

          (a)  Repayment Amount - The Employee may make contributions
               ----------------
     under this Section in one or more payments that total no more than the total Elective Deferrals he would have been permitted to contribute during his period of qualified military service if he had been actively Employed subject to otherwise applicable limitations contained in Code Sections 402(g), 403(b), 404(a), 404(h), 408, 415 or 457. Adjustment will be made for any Elective Deferrals actually made during the period. Amounts contributed under this Section will not include the crediting of any earnings before the date the contribution actually is made. Allocation of Forfeitures with respect to the period of qualified military service is not required. In the absence of specific designation by the Employee, payments will be first characterized as Elective Deferrals up to the maximum amount permitted.

          (b)  Repayment Period - The Employee must make contributions
               ----------------
     under this Section to the Plan within a period beginning on his date of Reemployment and ending on the earlier of (i) a period equal to three times his period of qualified military service under Code Section 414(u); or (ii) five years.

          (c)  Annual Compensation Assumption - For purposes of
               ------------------------------
     determining the amount of contributions permitted under this Section, the reemployed Employee will be treated as having received the compensation included in Annual Compensation determined under Section 1.2 for periods of qualified military service.

          (d)     Matching Contributions - An Employee reemployed after
                  ----------------------
     a period of qualified military service in accordance with Code
     Section 414(u) will be credited with matching contributions, if any, for his period of qualified military service if the Employee makes-up his Elective Deferrals as described in (a) above.

          (e)  Accounts - Once contributions by the Employer and
               --------
     Employee have been made under this Section, the contributions will be allocated to the appropriate Participant Account.

          (f)  Compliance - Contributions by the Employer and an
               ----------
     Employee rehired following qualified military service are intended to comply with Code Section 414(u) and any Regulations or rulings.

     3.6  Fund for Exclusive Benefit of Participants - All assets of
          ------------------------------------------
the Trust Fund will be held for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions of Article V. No part of the Trust Fund corpus or income will be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under the Plan, whether by operation of law or natural termination of contracts, by the happening of a contingency, by collateral arrangement or by any other means; provided that, the Company reserves the right to amend or terminate the Plan at any time as provided in Articles XI and XII.

     To the extent permitted by the Code and the applicable rules and Regulations, upon the Employer's request, a contribution which was made by a mistake of fact, conditioned on the initial qualification of the Plan, or conditioned on the deductibility of the contribution under Code Section 404, will be returned to the Employer (with any Elective Deferrals being refunded to the Employees on whose behalf the contributions were made to the Trust) within one year after the payment of the contribution, the denial of the qualified status of the Plan, or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable. All contributions by the Employer to the Plan are expressly conditioned on their deductibility and, if all or part of a contribution is determined not to be deductible, the portion that is nondeductible will be returned to the Employer.

     3.7  Disposition of Forfeitures and Amounts Subject to Buy-Back Option -
          -----------------------------------------------------------------

          (a)  Participants Who Terminate Employment - In the case of
               -------------------------------------
     an Employee who has terminated Employment, the amount standing to his credit in his Employer Contribution Account in which he has no Vested Interest shall be forfeited and applied as provided in
     Section 3.7(d) as of the Annual Valuation Date for the Plan Year in which the earlier of the following occurs: (i) he incurs a one-year Break in Service, or (ii) payment of the terminated Participant's Vested Interest in his Employer Contribution Account commences. If the Participant has no Vested Interest in his Employer Contribution Account, his entire Employer Contribution Account shall be forfeited and applied as provided in Section 3.7(d) as of the Annual Valuation Date for the Plan Year in which his Employment terminates, provided that his Employer Contribution Account may later be restored in accordance with Section 3.7(c). After termination of his Employment, a former Employee's Vested Interest (if any) in his Employer Contribution Account shall be distributed or held for distribution in accordance with Article V hereof.

          (b)  Buy-Back Option - A Participant who received a
               ---------------
     distribution of less than 100% of his Employer Contribution Account and who is reemployed by the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, shall have an option to buy-back the amount which was subject to forfeiture by paying to the Plan the full amount of the distribution paid to him from his Employer Contribution Account. Repayment must be made by the earlier of (i) the date which is five (5) years after his first date of Reemployment, or (ii) the date the individual's post-termination consecutive Break in Service period equals five
     (5) consecutive years. Upon such repayment, the amount in his Employer Contribution Account shall be restored, and such restored amount shall not be less than the total of the amount repaid and the amount forfeited. If such restored amount is less than such minimum, the difference shall be credited to the Participant's Employer Contribution Account, either out of Forfeitures or Trust earnings attributable to the Plan Year in which the Participant exercises his buy-back option, or by an additional Employer contribution, as determined in the sole discretion of the Plan Administrator.

          (c)  Participant With No Vested Interest - If a Participant
               -----------------------------------
     who has no Vested Interest in his Employer Contribution Account incurs a Break in Service, and if the Participant is Reemployed by the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, upon such Reemployment, the amount in his Employer Contribution Account at the time he terminated Employment shall be restored, either out of Forfeitures or Trust earnings attributable to the Plan Year in which he is reemployed, or by an additional Employer contribution, as determined in the sole discretion of the Plan Administrator.

          (d)  Allocation of Forfeitures - Forfeitures shall be used
               -------------------------
     to reduce the Employer Contributions to the Plan for the Plan Year in which such Forfeiture occurs.

     3.8 Maximum Allocations  -
         -------------------

          (a) The amount of Annual Additions (as defined in subsection (d) below) which may be credited to the Participant under this Plan during any Limitation Year shall not exceed the lesser of $30,000 or 25% of the Participant's Section 415 Compensation (as defined in subsection (e) below) for the applicable Limitation Year.

          (b) For any Participant in the Plan who is also a participant in one or more defined benefit plans (as defined in section 414(j) of the Code) maintained by the Company or by the Employer, the sum of the fractions in (1) and (2) below, computed as of the close of the Limitation Year, may not exceed 1.0, where the fractions are determined as follows:

               (1) The Projected Annual Benefit (as defined in subsection (d) below) of the Participant under such defined benefit plans, divided by the lesser of:

               (i) the product of the dollar limitation determined for the Limitation Year under Code sections 415(b) and
               (d) multiplied by 1.25 (or 1.0, if the Plan is a Top-Heavy Plan, as defined by Section 14.2(d)), or

               (ii) 140 percent of the Participant's Average
               Compensation (as defined in subsection (d) below), including any adjustments under Code section 415(b), plus

               (2)  The sum of the Annual Additions to such
          Participant's accounts under this Plan and all other defined contribution plans maintained by the Employer for such Limitation Year and for all Prior Years (as defined in subsection (d) below) divided by the sum of the lesser of the following amounts determined for such Plan Year and all Prior Years:

                    (i) the product of the Dollar Limitation (as defined in subsection (d) below) in effect for the year multiplied by 1.25 (or 1.0, if the Plan is a Top Heavy Plan, as defined by Section 14.2(d)), or

                    (ii) 35 percent of the Participant's Section 415
               Compensation for the year.

          (c) In the event that a Participant's Annual Addition under this Plan, when added to the Annual Addition under any other defined contribution plan (as defined in section 414(i) of the Code) or the Projected Annual Benefit under any defined benefit plan maintained by the Employer, exceeds the limitations specified in Section 3.8(a) or (b), appropriate reductions in such Annual Addition or Projected Annual Benefit shall be made in the following order:

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
               (1) First, under any defined benefit plan(s) maintained by the Employer,

               (2) To the extent that additional reductions are still necessary, under this Plan.

          (d) For purposes of this Section 3.8, the following definitions and rules of interpretation shall apply:

               (1) Effective for years beginning after December 31, 1986, the "Annual Addition" of a Participant means the sum credited to a Participant's account for any year of (i) employer contributions; (ii) employee contributions; (iii) forfeitures and (iv) amounts described in Code sections 415(1)(2) and 419A(d)(2). Notwithstanding the foregoing, for years beginning prior to January 1, 1987, only that portion of the employee's contributions equal to the lesser of: (A) the portion of his employee contributions (if any) during such year in excess of 6 percent of his annual compensation, or (B) one half of his employee contributions during such plan year shall be considered an "Annual Addition." The Annual Addition for any year beginning prior to January 1, 1987, shall not be recomputed to treat all employee contributions as an Annual Addition.

               (2) "Projected Annual Benefit" means the Annual Benefit (as defined in paragraph (3) below) to which a Participant would be entitled under a defined benefit plan (after giving effect to any limitation on such benefit contained in such plan that may be applicable to the Participant) on the assumptions that he continues employment until his Normal Retirement Date thereunder, that his compensation continues at the same rate as in effect for the Limitation Year under consideration until such Normal Retirement Date, and that all other relevant factors used to determine benefits under such plan remain constant for all future Limitation Years.

               (3) The "Annual Benefit" of a Participant means the annual amount payable under a defined benefit plan computed in accordance with the following rules:

                    (i) Where the Annual Benefit payable under a defined benefit plan is other than in the form of either a single life annuity or a qualified joint and survivor annuity within the meaning of Code section 417(b) it shall be adjusted to an actuarial equivalent benefit in the form of a single life annuity.

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
                    (ii) In the case of a benefit under a defined
               benefit plan which begins prior to the Participant's Social Security Retirement Age (as defined below), such benefit shall be adjusted so that it is the actuarial equivalent of a benefit commencing at the Participant's Social Security Retirement Age for purposes of applying the Code section 415(b) dollar maximum.

                    (iii) In the case of a benefit under a defined benefit plan which begins after the Participant's Social Security Retirement Age, such benefit shall be adjusted to the actuarial equivalent of a benefit commencing at the Participant's Social Security Retirement Age for purposes of applying the Code section 415(b) dollar maximum.

                    (iv) For years beginning prior to January 1, 1987,
               subparagraph (B) shall be applied by substituting "age 62" for "the Participant's Social Security Retirement Age," and subparagraph (C) shall be applied by substituting "age 65" for "the Participant's Social Security Age."

               (4) "Average Compensation" means a Participant's average compensation for the period of 3 consecutive Plan Years (or the actual number of consecutive years of employment for Participants employed by an Employer less than 3 consecutive years) during which the Participant had the greatest aggregate Section 415 Compensation.

               (5) "Prior Year" means a year, preceding the current Limitation Year, in which the Participant was in the service of the Employer. For purposes of the preceding sentence, "year" shall mean (in the event the Plan was in existence during such year) a Limitation Year, or (in the event the Plan was not in existence during such year) a 12 month period which begins and ends on the same dates as the Limitation Year.

               (6) "Dollar Limitation" means the limitation provided in Code section 415(c)(1)(A) (adjusted in accordance with Internal Revenue Service Regulations) as in effect for the particular Plan Year.

               (7) "Social Security Retirement Age" means age 65 in the case of a Participant who attains age 62 before January 1, 2000; age 66 in the case of a Participant who attains age 62 after December 31, 1999 but before January 1, 2017; and age 67 in the case of a Participant who attains age 62 after December 31, 2016.

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
               (8) For purposes of Section 3.8(b)(1)(i) above, if as of the last Plan Year ending before January 1, 1983, a Participant's accrued benefit (within the meaning of Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of
          1982) under the Employer's defined benefit plans is greater than $90,000 (and also such other amount as may apply pursuant to automatic adjustments of the $90,000 figure), then Section 3.10(b)(1)(i) shall be applied by substituting such accrued benefit for $90,000 where it appears therein.

               (9) For purposes of computing the maximum allocation under either subsection (a) or (b), all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan.

               (10) When the term "Employer" is used in this section, it shall mean the Employer and any other corporation or division which is a member of a controlled group of corporations (within the meaning of Code Section 414(b), as modified by Code section 415(h)) of which the Employer is also a member.

          (e)  Section 415 Compensation - A Participant's compensation
               ------------------------
     as determined solely for purposes of this section of the Plan.

               (1) A Participant's Section 415 Compensation shall include:

                         (i)  The Participant's earned income, wages,
                    salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, reimbursements, and expense allowances);

                         (ii)  Amounts described in Code sections
                    104(a)(3), l05(a) and 105(h), but only to the extent that such amounts are includable in the gross income of the Participant;

                         (iii)  Amounts paid or reimbursed by the
                    Employer for moving expenses incurred by a Participant, but only to the extent that such amounts are not deductible by the Participant under Code section 217;

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
                         (iv)  The value of a non-qualified stock
                    option granted to a Participant, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted; and

                         (v)  The amount includable in the gross
                    income of a Participant upon making the election described in Code section 83(b).

               (2) A Participant's Section 415 Compensation shall not include:

                    (i) Employer contributions to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

                    (ii) Amounts realized from the exercise of a
               nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (iv) Other amounts which received special tax
               benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Participant).

          Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year.

          (f)  Excess Allocations - In the event that pursuant to this
               ------------------
     Section 3.8 there is an excess Annual Addition under this Plan with respect to a Participant for a Limitation Year, such excess Annual Addition shall be disposed of by distributing to the Participant such Participant's Elective Deferrals for the Limitation Year (and related earnings thereon) to the extent necessary to eliminate such excess.

                              ARTICLE IV

                       INTEREST OF PARTICIPANTS


     4.1  Accounts of Participants - The Plan Administrator, or its
          ------------------------
agent, will, as applicable, maintain three separate accounts on its books for each Participant: (i) Employee Rollover Contribution Account; (ii) Pre-Tax Account; and (iii) Employer Contribution Account. The maintenance of individual accounts is primarily for accounting purposes, and segregation of the assets of the Trust Fund to each account will not be required (except as the Trustee deems necessary under the Brokerage Option). Distributions and withdrawals made from an Account will be charged to the Account as of the date paid. The Trustee may create one or more subaccounts for any Account.

     4.2  Investment of Participant Accounts - The investment options
          ----------------------------------
under the Plan are described in subsection (a), subject to the limitations set forth in subsection (b) and other provisions of the Plan.

          (a)  Investment Options - In accordance with the rules
               ------------------
     provided in subsection (c) below, a Participant shall direct the investment of the amounts credited to his Account to any of the following separate investment options within the Trust Fund for which he is eligible at the time:

               (1)  The Security Plus Fund - This investment option is
                    ----------------------
          an investment portfolio comprised of investment funds and contracts issued by highly rated banks and insurance companies and short-term securities. The objective of the Fund is to provide, over a period of time, a higher rate of return than average money market funds, while preserving principal and providing liquidity. The Fund's rate of return will fluctuate and is not intended to provide a guaranteed rate of return. The Participant's interest in the fund will be denominated as "units". The number of units credited to a Participant will fluctuate based upon the performance of the Fund. The Fund is expected to invest primarily in: (A) short-term investment funds (including government short-term investment funds) that invest in certificates of deposit, time deposits, bankers' acceptances, commercial paper, U.S. Treasury and agency securities, and mortgage and asset-backed securities; and
          (B) new investment contracts issued by highly-rated insurance companies, banks, and other financial institutions. The transfer of funds invested in the Security Plus Fund to other separate investment options within the Trust Fund shall be subject to the following restrictions:

                    (i) No amounts invested in the Security Plus Fund may be transferred by a Participant directly to the Brokerage Option. No amounts invested in the Security

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
               Plus Fund may be transferred by a Participant indirectly to the Brokerage Option, i.e., by first transferring the amounts to some other investment option (or options) under the Plan, unless such amounts remain invested in the intervening investment option (or options) for at least 90 days;

                    (ii) A Participant can transfer amounts from the
               Security Plus Fund into some other investment option (or options) under the Plan no more than 12 times during the Plan Year; and

                    (iii)  Withdrawals of amounts invested in the
               Security Plus Fund are subject to the limitations specified in Section 5.6(c).

               (2)  The Equity Index Fund - This investment option is
                    ---------------------
          a diversified stock fund, invested primarily in the Vanguard Institutional Index Fund. It is a passively managed fund designed to mirror the performance of Standard and Poor's 500 Index, a broadly-based average of stock market performance. Investments in this investment option are subject to fluctuations, and there is no guarantee of future performance. The Participant's interest in the Fund will be denominated as "units". The value of a unit in this Fund will fluctuate based on the performance of the Fund. The number of units credited to a Participant will not fluctuate based upon the performance of the Fund.

               (3)  The Equity-Income Fund - This Fund is primarily
                    ----------------------
          invested in the Fidelity Equity-Income Fund, which invests primarily in income-producing stocks. The Fund's chief objective is to provide reasonable income, although some consideration is given to capital appreciation. Amounts invested in this investment option are subject to fluctuations, and there is no guarantee of future performance. The Participant's interest in the Fund will be denominated as "units". The value of a unit in this Fund will fluctuate based on the performance of the Fund. The number of units credited to a Participant will not fluctuate based upon the performance of the Fund. Notwithstanding anything to the contrary herein, if with respect to any calendar quarter ("quarter") Fidelity Institutional Retirement Services Company makes a payment pursuant to its Plan Expense Reimbursement Agreement with the Company, such payment shall be allocated to certain Participants who have an interest in the Equity Income Fund as provided in (i) or
          (ii) below, as applicable.

                    (i) The projected amount payable with respect to each business day in a quarter shall be allocated on a daily basis to Participants in proportion to their

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
               interest in the Fund on such business day. If the actual amount of payment for a quarter differs from the projected amount allocated, then as soon as practicable after the actual payment is received appropriate adjustments will be made in affected Participants' Accounts that remain in the Plan.

                    (ii) Any such payment made with respect to an
               earlier quarter shall be allocated to Participants who have an interest in the Equity-Income Fund on the last business day of such quarter in proportion to their interest in the Fund on such date.

          For purposes of (i) and (ii) above, a Participant's interest in the Equity-Income Fund on a day shall be determined before adjustments in Accounts are made for that day in accordance with section 4.3.

               (4)  The PBG Stock Fund - This investment option is
                    ------------------
          invested primarily in Company Stock. Earnings will be applied primarily to the purchase of additional shares of Company Stock. The objective of the Fund is to parallel the total return (stock price appreciation/depreciation plus dividends) of Company Stock. Amounts invested in this investment option are subject to fluctuations, and there is no guarantee of future performance.

          A Participant's interest in the Fund will be denominated as "units". The value of a unit will fluctuate in response to various factors including, but not limited to, the price of and dividends paid on Company Stock, earnings and losses on other investments in the Fund, the mix of assets in the Fund and Fund expenses. The number of units credited to a Participant's account will not fluctuate based upon the performance of the Fund. Shares of PBG Common Stock held in the Fund and dividends and other distributions on PBG Common Stock are not specifically allocated to Participant accounts. Each Participant's investment in the PBG Stock Fund will be based on the proportion of his investment in the Fund to the total investment in the Fund of all Plan Participants.

          All dividends on shares of Company Stock in the Fund are paid to the Fund. Dividends on these shares are added to the Fund without the purchase of additional units in the Fund. The Trustee shall use the dividend income to purchase additional shares of Company Stock for the Fund or to meet the cash demands
     of the Fund.   Any Company Stock received by the Trustee as a
     stock split or dividend, or as a result of a reorganization or other recapitalization of PBG, will be added to the assets of the Fund. Any other property (other than shares of Company Stock) received by the Trustee may be sold by the Trustee and the proceeds added to the Fund. Any rights to subscribe to additional shares of Company Stock shall be sold by the Trustee and the proceeds credited to the Fund.

          Participants who have invested in the Fund may direct the Trustee how to vote (or tender, if applicable) Company Stock. The Trustee will determine each Participant's proportional share of the Company Stock in the Fund (based on the number of units allocated to the Participant's Accounts) and solicit the Participant's instructions. The Trustee shall vote (and/or tender) this stock according to the Participant's directions. The Trustee shall not vote stock in the Fund for which it does not receive directions.

          The Company shall assist the Trustee in furnishing
     Participants investing in the PBG Stock Fund with proxy materials, notices and information statements at the time voting rights are to be exercised. In general, the materials to be furnished Participants shall be the same as those provided to security holders.

          Shares of Company Stock will be purchased for the Fund in the open market or in privately negotiated transactions, at prices not in excess of the fair market value of the Company Stock on the date of purchase. Sales of shares out of the Fund will also be made in the open market or in privately negotiated transactions at prices not lower than the fair market value of Company Stock on the date of sale. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

          (5)  The Brokerage Option:
               --------------------

                    (i)  Description of Funds - This investment option
                         --------------------
               will be administered by State Street Bank and the agents it employs as securities brokers to execute Participants' trades. This option permits certain Participants and Beneficiaries to invest all or a portion of their interest in the Plan in additional choices for self-directed investment. The Plan Administrator shall publish written rules and procedures for the election of these additional choices by Participants and Beneficiaries, and may revise such rules and procedures at any time and for any reason. The investments expected to be available under the Brokerage Option are generally as follows: securities traded on the New York Stock Exchange, the American Stock Exchange, and the NASDAQ exchange, and certain

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
               mutual funds as specified by the Plan Administrator.

                         (A)  The following investments will not be
                    available through the Brokerage Option: Non-taxable bonds; options; futures; commodities; limited partnerships which are unlisted on the New York or American Stock Exchange or the NASDAQ exchange; foreign securities which are unlisted on the New York or American Stock Exchange or the NASDAQ exchange; commercial paper; bank investments (such as certificates of deposits and bank investment contracts); physical assets (such as coins, art, jewelry, and real estate); insurance investment or insurance investment funds; mutual funds not specified by the Plan Administrator; and securities of the Company or its subsidiaries (even if listed on the New York or American Stock Exchange or the NASDAQ exchange).

                         (B)  The following trading practices are
                    prohibited under the Brokerage Option: Short sales, margin trades, third party trades, direct trades, and any trades occurring outside the procedures established by the Plan Administrator.

                    (ii) Restrictions - Each Participant who
                         ------------
               participates in the Brokerage Option shall have his interest in the Plan reduced by any brokerage commissions and fees (including fees charged on account of one or more investments in a mutual fund) payable on their individual transactions and shall also have his interest in the Plan reduced by an access fee for each month or part thereof that the Participant participates in the Brokerage Option. Such access fee will be taken from the following funds on a prorated basis: Security Plus Fund, Equity-Index Fund, Equity Income Fund, PBG Stock
               Fund and the Brokerage Option. The Plan Administrator, and its agent, are authorized to sell securities or other assets held within a Participant's Account for the purpose of paying the commissions and fees described in this subsection. Investment in the Brokerage Option is subject to the following restrictions:

                         (A)  To commence investing under this
                    program, the Participant must first be eligible to enroll in the Brokerage Option. A Participant is eligible to enroll if he has at least $1,000.00 in his Participant Account; completes and returns the application as required by the Plan Administrator or its agent; and his initial transfer election into the Brokerage Option is at least $1,000. Subsequent transfers to and from the Brokerage Option must be at least $250 unless such transfer is to close the Participant's account under the Brokerage Option. All transfers to the Brokerage Option must be from prior savings.

                         (B) No amounts invested in the Security Plus Fund may be directly transferred to the Brokerage Option, and no amounts invested in the Security Plus Fund may be indirectly transferred to the Brokerage Option, i.e., by first transferring the amounts to some other investment fund (or funds) under the Plan, unless such amounts remain invested in the intervening fund (or funds) for at least 90 days.

                         (C)  Except as provided in the last sentence
                    of this clause (C), no security or investment held by a Participant's account within the Brokerage Option may be transferred or distributed directly to the Participant. The Participant must initially sell the security or investment. The Trustee will place the proceeds of such sale in a short-term investment fund, designed to generate a money market rate of return, within the Brokerage Option. The proceeds will remain in such account until the Participant instructs the Plan Administrator or its agent to transfer all or a portion of such proceeds into one or more of the other separate investment options within the Trust Fund provided that the investment option chosen by the Participant permits contributions. The crediting of earnings within the short-term investment fund and the transfer of funds to other investment funds within the Trust Fund may be delayed until after the settlement period for the class of security sold by the Participant, ranging from one to five business days. In-kind distributions are permitted in the event of a complete distribution of a Participant's interest as specified under Sections 5.1, 5.2, 5.3, 5.4, or 5.5.

          (b)  Maintaining Liquidity - Notwithstanding subsection (a)
               ---------------------
     above, for the purpose of providing liquidity in each of the separate investment options (other than the Brokerage Option) under the Plan, the Trustee may invest a portion of each fund or investment option under the Plan in cash or short-term securities. The percentage of assets held for this purpose is normally expected to range from 2 to 10 percent, but under extraordinary circumstances the percentages may be substantially higher. Consequently, the mix of cash, securities and other

                                   -33-
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
     investments in each of the investment funds could vary significantly at any given time and the performance of any particular fund may not match the performance of the fund or stock, as the case may be, outside the Plan. In the unlikely event that the amount of liquid assets held by these funds is insufficient to satisfy the immediate demand for liquidity under the Plan, the Trustee, in consultation with the Plan Administrator, may temporarily limit or suspend transfers of any type (including withdrawals and distributions) to or from the investment options specified in subsection (a). In any such case, the Plan Administrator shall temporarily change the Plan's Valuation Date or, in its discretion, the Valuation Date for a specified option. During this period, contributions to any affected option may be redirected to substitute investments chosen by the Trustee.

          (c)  Procedures for Investment Directions - A Participant may
               ------------------------------------
     direct the investment of the amounts credited to him under the Plan into the investment options described in subsection (a) only in accordance with this subsection. A Participant shall direct the investment, or change the direction of the investment, of his future or existing investment by directing the Plan Administrator through the telephone enrollment system provided by the Plan Administrator for such purpose (or through any other method made available by the Plan Administrator) and by specifying whether the Participant's investment instructions apply to existing savings, future contributions or both.

               (1) The Participant will have sole responsibility for the investment of his savings and for transfers among the available investment funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the Participant's exercise of such investment responsibility. In addition, because Participants control the investment of Participant Accounts, the Plan is intended to be covered to the maximum extent possible by section 404(c) of ERISA and related Department of Labor regulations, which provide that Plan fiduciaries may be relieved of liability for any losses that are the result of investment instructions given by a Participant or Beneficiary.

               (2) In the case of an option other than the Brokerage Option, a Participant's investment instruction or change in investment instruction shall generally be processed by the end of the day on which the Participant gives such instruction or change to the Plan Administrator (or its agent), provided the Participant executes such instruction or change by 3:00 p.m. (Eastern time) on a business day. If the Participant executes his instruction or change on a Saturday, Sunday, holiday or after 3:00 p.m. (Eastern time) on a business day, such instruction or change will be processed on the next following business day.

               (3)  In the case of the Brokerage Option, a
          Participant's investment instruction or change within the Brokerage Option or fund transfers into the Brokerage Option shall be effective in accordance with rules set forth by the Plan Administrator consistent with the rules that govern the exchange or fund in which Participants invest.

     Any investment direction submitted by a Participant must specify, in whole percentages (1 to 100%), the percentage of his accounts to be invested in any or all of the separate investment funds maintained under the Plan. If a Participant fails to submit a statement of direction properly directing the investment of 100 percent of his accounts, and such failure is not corrected, the Participant shall not be eligible to participate actively, or to continue to participate actively, in the Plan; provided, however, that amounts previously invested pursuant to a properly executed statement of investment direction shall continue to remain invested in the Fund or Funds so elected. The rules for transfers set forth in paragraphs (2) and (3) above are subject to the last 3 sentences of subsection (b) above.

     (d)  Miscellaneous -
          -------------

               (1) It is expressly permissible under this Plan for Trust assets to be invested in qualifying employer securities, as that term is defined in section 407(d)(5) of ERISA, up to and including 100 percent of the total Trust assets. If Company Stock is purchased other than on the open market, the Company Stock shall be valued in good faith and based on all relevant factors, including the sales prices of such stock, as reported on the New York Stock Exchange, on the date of purchase.

               (2) The separate investment funds made available under the Trust Fund and their rules of operation and valuation may be changed from time to time by agreement between the Company and the Trustee.

               (3) As of each Valuation Date, the Trustee will determine the fair market value of the assets in each separate investment fund of the Trust Fund, relying upon such evidence of valuation as the Trustee deems appropriate.

     4.3  Adjusting Account Balances - As of the close of business on
          --------------------------
each Valuation Date (before adjusting for contributions, distributions and investment transfers), Participants' Accounts shall be charged or credited with:

          (a)  Investment Expenses,

          (b)  investment income, and

          (c)  gains and losses in asset values,
to the extent they have occurred with respect to each separate option (and each separate investment within the Brokerage Option) since the preceding Valuation Date. Thereafter, the final Account balances as of the Valuation Date will be determined by adjusting the amounts determined under the preceding sentence for contributions, distributions and investment transfers. The allocation of Investment Expenses and investment results as of a Valuation Date shall be in proportion to the final Account balances in the fund or investment as of the preceding Valuation Date. Gains and losses in assets values as of a Valuation date shall be determined in accordance with rules of the Plan Administrator and may not reflect the closing values of the assets on such Valuation Date.

                               ARTICLE V

                               BENEFITS

     5.1  Termination of Employment - A Participant who terminates
          -------------------------
his Employment for any reason other than death will be entitled to receive his Vested Interest in the Plan, payable in a lump sum distribution commencing as soon as administratively practicable in accordance with the provisions of Section 5.4.

     5.2  Death Benefits - In the event of a Participant's death, the
          --------------
Participant's designated Beneficiary will be entitled to receive his Vested Interest in the Plan payable in a lump sum distribution commencing as soon as administratively practicable in accordance with the provisions of Section 5.4. Any payments made under subsections (a) and (b) above will be distributed within five (5) years after the Participant's death. The five year requirement will not apply if: (i) any portion of the Participant's interest is payable to or for the benefit of a designated Beneficiary;
(ii) such portion will be distributed in accordance with Regulations over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary; and (iii) the distributions begins no later than one year after the date of the Employee's death or such later date as the Secretary may, under Regulations, prescribe. If the designated Beneficiary referred to in this section is the Employee's surviving spouse, the date on which distributions are required to begin will be no earlier than the date the deceased Employee would have attained age 70-1/2. If the surviving spouse dies before the distributions begin, this Section will be applied as if the surviving spouse were the Employee. A distribution to a child will be treated as if it had been paid to the Employee's surviving spouse if the amount will become payable to the surviving spouse upon the child reaching majority (or such other event designated and permitted under the Regulations).

     5.3  Withdrawals - Subject to the restriction on direct
          -----------
withdrawals from the Brokerage Option specified in Section 5.3 (c) below, a Participant who has made Elective Deferrals or a Rollover Contribution may withdraw certain amounts credited to his Pre-Tax Account and Rollover Account to the extent permitted by this section.

          (a)  Hardship Withdrawals - In the case of a Participant who
               --------------------
     has not yet attained the age of 59-1/2, withdrawals shall only be permitted on account of the Participant's hardship. For this purpose, a withdrawal is made on account of hardship only if the Plan Administrator (or its delegate) determines the withdrawal is: (A) made on account of an immediate and heavy financial need of the Participant, and (B) necessary to satisfy this financial need. Such determinations are intended to follow applicable regulations and rulings issued by the Internal Revenue Service.

               (1)  Immediate and Heavy Financial Need - The
                    ----------------------------------
          determination of whether a Participant has an immediate and heavy financial need shall be based on all of the relevant facts and circumstances. In addition, a distribution shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                    (i) Expenses for medical care (within the meaning of Code section 213(d)) incurred by the Employee, the Employee's spouse or dependents;

                    (ii) A cost directly related to the purchase
               (excluding mortgage payments) of a principal residence for the Employee;

                    (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

                    (iv) The need to prevent the eviction of the
               Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

     For purposes of this paragraph, "dependent" means an Employee's dependent within the meaning of Code section 152.

               (2)  Necessary for the Need - A withdrawal shall be
                    ----------------------
          considered necessary to satisfy a need described in paragraph (1) only to the extent:

                    (i) the amount of the withdrawal is not in excess of the amount required to relieve such need, and

                    (ii) the need cannot be satisfied from other resources that are reasonably available to the Participant.

          Determinations under this paragraph shall be based on all of the relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Plan Administrator (or its delegate) relies upon the Participant's written representation (unless the Plan Administrator has actual knowledge to the contrary) that the need cannot reasonably be relieved:

                         (A) Through reimbursement or compensation by insurance or otherwise;

                         (B)  By liquidation of the Participant's
                    assets;

                         (C)  By cessation of Elective Deferrals;

                         (D)  By other distributions or nontaxable
                    loans from plans maintained by an Employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

          For this purpose, a need cannot be treated as reasonably relieved from the sources listed above if the effect would be to increase the amount of the need.

               (3)  Maximum Withdrawal - The amount that may be made
                    ------------------
          available to a Participant for hardship withdrawal may not exceed:

                    (i)  The sum of:

                              (A)  the Participant's total Elective
                         Deferral contributions,

                              (B)  any earnings on the Participant's
                         Elective Deferral contributions credited to the Participant's Pre-Tax Account on December 31, 1988, and

                              (C)  the Participant's total Rollover
                         Contributions plus any earnings thereon;
                         reduced by

                    (ii) The amount of any prior withdrawals and
               distributions to or on behalf of the Participant.

          The amounts specified in this paragraph (except that specified in subparagraph (i)(B)) are to be determined as of the Valuation Date on which the withdrawal is processed.

               (4)  Administrative Procedures - A withdrawal request
                    -------------------------
          under this subsection shall be made on the form specified for this purpose by the Plan Administrator. For a withdrawal to be approved, this form must be fully completed and the Participant must provide such additional information as the Plan Administrator (or its delegate) shall request. The hardship withdrawal shall be paid to the Participant as promptly as practicable after its approval and shall not exceed the value of the Participant's distributable interest.

          (b)  Post-Age 59-1/2 Withdrawals - In the case of a
               ---------------------------
     Participant who has attained age 59-1/2, such Participant shall be eligible to withdraw all or a portion of his Vested Interest by submitting to the Plan Administrator a request in such form and manner as the Plan Administrator may provide, specifying the amount to be withdrawn; provided, however, that a Participant shall be ineligible to make a withdrawal under this subsection more than 2 times within the same calendar year. Distribution shall be made to the Participant as soon as practicable after the withdrawal request is received by the Plan Administrator, based upon the Participant's balance in his Account as of the Valuation Date the withdrawal is processed.

          (c)  Order of Asset Liquidation for all Withdrawals - In the
               ----------------------------------------------
     event the Participant's Account is invested in more than one investment option, a partial withdrawal will be distributed pro-rata from each of the investment options from which withdrawals are available. In addition, withdrawals directly from the Brokerage Account are not permitted.

     5.4  Payment of Benefits -
          -------------------

          (a)  Form of Distributions - Subject to subsection (b) of
               ---------------------
     this Section 5.4, the benefits to which a retiring, disabled, or otherwise terminated Participant is entitled upon retirement, disability or other termination of Employment will be paid in a single lump sum cash payment, except to the extent that a Participant elects to receive: (i) his interest in the PBG Stock Fund in whole shares of Company Stock or (ii) securities held in his Brokerage Option as permitted in Section 4.2(a)(5)(ii)(C). An election to receive an in-kind distribution shall not apply to fractional shares, uninvested cash or amounts invested for liquidity purposes, and shall not be available with respect to hardship withdrawals under Section 5.3.

          (b)  Payment of Benefits Exceeding $5,000 - If the
               ------------------------------------
     Participant's Vested Interest exceeds $5,000, no distribution as described in subsection (a) above may be made prior to Participant's Normal Retirement Date or death without the consent of the Participant. If the Participant consents to a single lump sum payment, the Plan Administrator will direct the payment of the Vested Interest to Participant. Payments will be computed as of the Valuation Date on which the Participant's Employment terminates and paid as soon as administratively possible after the later of the date the Participant becomes eligible for payment or the date the Participant consents to such a distribution.

          (c)  Lump Sum Payment of Benefits Less than $5,000 - If the
               ---------------------------------------------
     Participant's Vested Interest does not exceed $5,000, the Plan Administrator will pay a Participant's Vested Interest in the Plan as a lump sum payment without the consent of the Participant. Payments will be computed as of the Valuation Date on which the Participant's Employment terminates and paid as soon as administratively practicable.

          (d)  Special Distribution Restrictions - Contributions to a
               ---------------------------------
     Participant's Pre-Tax Account are not distributable to Participants merely by reason of any stated period of participation or the lapse of any fixed number of years.
     Furthermore, no distribution may be made earlier than the earliest of:

               (i)  Separation from Employment by the Participant;

               (ii) Death of the Participant;

               (iii) Permanent and Total Disability of the
               Participant;

               (iv) Attainment of age 59-1/2 by the Participant;

               (v) Hardship of the Participant, but only if and to the extent permitted by the Code and Regulations.

               (vi) To the extent permitted by the Code and Regulations in the following circumstances:

                    (1) termination of the Plan without establishment or maintenance of a successor defined contribution plan;

                    (2) sale of substantially all assets used by the Employer in the trade or business in which the Participant is Employed; or

                    (3)  the sale of an incorporated Affiliated
               Employer's interest in a subsidiary.

     5.5  Directed Eligible Rollover Distributions -
          ----------------------------------------

          (a) A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover in accordance with procedures established by the Plan Administrator.

          (b) The Plan Administrator will provide the Distributee a written notice as required by Code Section 402(f) which provides a general description of the Distributee's distribution options and notice of the Distributee's other rights, if any, to defer receipt of the distribution. This notice will be given within the time period specified in Regulation Section 1.411(a)-11(c); provided, however, that if the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may begin less than 30 days after the required notice is given, provided that

               (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and

               (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

          (c) For the purposes of this Section 5.5, the following definitions apply:

               (i) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover

          Distribution cannot include any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.

               (ii) Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan means only an individual retirement account or individual retirement annuity.

               (iii) Distributee means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
          Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct Rollover means a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided the check is made out to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

     5.6  Maintenance of Accounts Prior to Payout - After a
          ---------------------------------------
Participant's Employment terminates and before the distribution of all of his benefits to him or to his Beneficiary(ies), the balance of his Account, as it may exist from time to time, will be maintained, subject to Section 5.4, in the following manner:

          (a) The amount in his Employer Contribution Account which were not Vested at termination of his Employment, if any, will be forfeited in accordance with the provisions of Section 3.7.

          (b) The former Participant's Account(s) balance will remain invested as a part of the Trust Fund pending distribution.

     5.7 Code Section 409(a)(9) Requirements -
         -----------------------------------

          (a)  In General - Unless a Participant elects in a writing
               ----------
     delivered to the Plan Administrator, subject to the requirements of subsection (b) of this Section, benefit payments will begin no later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant began participating, or (iii) the Plan Year in which the Participant's Employment with the Employer terminates.

          (b)  Required Commencement Date - Payment of a Participant's
               --------------------------
     entire interest will begin on the April 1 of the calendar year following the year in which the Participant reaches age 70 1/2.

          (c)  Period of Distribution - The entire interest of a
               ----------------------
     Participant will be distributed to the Participant either:

               (i) as of the required commencement date as described in subsection (b) of this Section; or

               (ii) beginning no later than the required commencement date, in accordance with Regulations prescribed by the Secretary of the Treasury:

                    (1)  over the life of the Participant; or

                    (2)  over the lives of the Participant and a
                    designated Beneficiary or;

                    (3)  over a period not exceeding the life
                    expectancy of the Participant or;

                    (4)  over a period not exceeding the life
                    expectancy of the Participant and a designated
                    Beneficiary.

          The life expectancy of an Employee and Employee's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually. The provisions of Code
     Section 401(a)(9) and Regulations including but not limited to
     Section 1.401(a)(9) - (2) will override any distribution provision of the Plan to the extent such provision is inconsistent with any Code Section.

     5.8 Errors in Participant's Accounts - When an error or omission
         --------------------------------
is discovered in a Participant's Account, the Trustee is authorized to make appropriate equitable adjustments as of the Plan Year in which the error or omission is discovered.

     5.9 No Other Benefits or Withdrawals - Except as expressly
         --------------------------------
provided in this Article, as long as this Plan continues in effect, no individual, whether a Participant, former Participant, Beneficiary or otherwise, is entitled to any payment or withdrawal of funds from the Trust Fund. This prohibition applies to Trust funds attributable to individual contributions as well as those attributable to other sources.

     5.10 Participants Who Cannot Be Located - If the Plan
          ----------------------------------
Administrator after the passage of a period of time (which period shall be established by the Plan Administrator in accordance with reasonable administrative practices) and reasonable due diligence is unable to locate an inactive Participant or Beneficiary to whom a payment is due under this Article V, the amount of the Account due such person shall be treated as a Forfeiture hereunder, provided that any such forfeited benefits shall be subject to reinstatement if the inactive Participant or Beneficiary ever makes a valid claim for the benefit. If a claim is made for a benefit that was forfeited under this Section 5.10, the benefit to be restored shall be the dollar value of the Account that was forfeited, determined as of the date the forfeiture occurred without any interest, earnings or adjustments in value occurring after the date of Forfeiture. This Section 5.10 shall be administered by the Plan Administrator in accordance with any restrictions mandated by law. Forfeitures occurring pursuant to this
Section 5.10 shall be applied as described in Section 3.7(d).

                              ARTICLE VI

                              PLAN LOANS

     6.1  Eligibility for Plan Loans  - Subject to the restrictions
          --------------------------
set forth in this Article VI, the opportunity to take a Plan loan shall be made available to any Participant who, at the time such loan is to be made:

          (a) is actively employed by an Employer who has agreed to participate in the loan program;

          (b)  has a minimum account balance of $2,000 in the Plan;

          (c) has not defaulted on a Plan loan within the prior two years;

          (d) consents to and authorizes repayment of the loan through payroll deductions; and.

          (e) does not already have outstanding the maximum number of loans specified pursuant to Section 6.4.

Employers that are not participating in the loan program may be designated by the Plan Administrator from time to time. The requirement of subsection (a) above shall be deemed satisfied in the case of a Participant who is not currently employed if the Participant is a party in interest within the meaning of ERISA Section 3(14). For purposes of subsection (c) above, the time of default shall be determined under Section 6.9.

     6.2  Application Procedure - A Participant shall apply for a loan
          ---------------------
by calling into the telephone system established by the Plan
Administrator and providing the requested information ("Telephone Application"). Provided that the Participant satisfies the requirements for a loan as specified in this Article VI, the loan proceeds will be disbursed by check as soon as administratively practicable and immediately thereafter charged against the Participant's Account. The Plan Administrator shall adopt such procedures as may be required for the proper and efficient administration of loans.

     6.3  Loan Amount - A Plan loan shall not be less than $1,000 nor,
          -----------
when aggregated with all other outstanding loans to such borrowing Participant from qualified retirement plans of the Company and any affiliated companies, exceed the least of (rounded down to the nearest hundred):

          (a) $50,000 (reduced by the excess of (i) the Participant's highest outstanding loan balance during the preceding one-year period ending on the day before the date the loan was made, over

     (ii) the outstanding balance of loans from the Plan on the date the loan is made);

          (b) 50% of the Participant's account balance under the Plan;

          (c) 100% of the value of the Participant's investments in the following "Core" Funds: PBG Stock, Security Plus, Equity-Index and Equity Income; or

          (d) the maximum loan amount that can be amortized by the Participant's net pay (determined under Section 6.8).

The value of the Participant's account balance and investment in the Core Funds shall be based on the market values of such items at the time of the Participant's Telephone Application or the issuance of the loan, whichever is less.

     6.4  Maximum Number of Outstanding Loans - A Participant shall
          -----------------------------------
not have more than two loans outstanding from the Plan at any time.

     6.5  Effect on Participant's Investment - A loan shall constitute
          ----------------------------------
a segregated investment solely of the Account of the borrowing
Participant.

          (a) When initially made, a loan shall be funded from the borrowing Participant's Core Fund investments, prorated based on the Participant's balance in each Core Fund.

          (b) All repayments of principal and related interest and any gains and losses on a loan shall be credited to the borrowing Participant's Account. Loan repayments shall be invested in accordance with the Participant's current investment direction for Elective Deferral contributions. If the Participant does not have an investment direction in effect on the date of the Participant's Loan Application, the Participant must provide an investment direction as part of his loan application. When a selected investment is no longer available, or when otherwise necessary, loan repayments shall be invested in the manner specified by the Plan Administrator from time to time.

     (c) A loan shall be adequately secured at all times. All loans are secured by the portion of the borrowing Participant's Account that is invested in the Participant's loan. If the principal amount of a loan immediately after its issuance does not exceed 50 percent of the Participant's Account as of such time, the loan shall be deemed adequately secured at all times hereunder.

     6.6  Fees - Following the issuance of a loan, the borrowing
          ----
Participant shall pay a one-time origination fee. For each month or part thereof the loan remains outstanding the borrowing Participant shall pay a monthly administration fee. Such fee shall be deducted from the Participant's Account at the end of the applicable month. They shall be charged against the portion of the Account that is not invested in the loan, in accordance with rules adopted by the Plan Administrator. The fees applicable to a Participant's loan shall be determined on the date of the Participant's Telephone Application and shall not change while such loan is outstanding.

     6.7  Interest Rate - Plan loans shall bear a reasonable rate of
          -------------
interest that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances as part of a similar nationwide loan program. To this end, the Plan Administrator shall adopt rules and procedures for redetermining on a monthly basis the interest rate applicable to new Plan loans. The interest rate for any loan shall be fixed for the period of the loan and shall be determined as of the date of the related Telephone Application. No interest rate shall be less than the applicable federal rate in effect under Section 1274(d) of the Code, as of the day on which the loan was initiated, compounded annually.

     6.8  Term and Repayment.
          ------------------

          (a)  Term - Subject to subsections (c) through (e), the term
               ----
     of a loan shall be not less than 1 year nor greater than 4 years, measuring from the date of issuance.

          (b)  Repayment - Subject to subsections (c) through (e), a
               ---------
     borrowing Participant shall repay his outstanding loan by making substantially level amortization payments at the interval determined by the Plan Administrator. When a Participant is receiving net pay, this shall be the interval of the Participant's regular payroll checks from the Employer, and loan repayments (and any outstanding loan amounts that are due and payable) shall be withheld from the Participant's net pay to the extent possible. For this purpose, "net pay" shall mean a Participant's pay from an Employer, reduced by applicable taxes and such other payroll deductions that are accorded priority by the Plan Administrator. Notwithstanding the preceding provisions, direct payment to the Plan Administrator shall be required in the case of a Participant who is on an authorized leave of absence or long term disability, or a Participant who becomes a foreign service employee. For purposes of this subsection, a loan is not considered outstanding following its default.

          (c)  Prepayment - A Participant may prepay his entire
               ----------
     outstanding loan balance without penalty after first notifying the Plan Administrator. Upon notification, the Plan Administrator shall make the necessary administrative arrangements to permit repayment and shall advise the Participant of the payment-in-full amount and its due date. No partial prepayments are permitted, and no payment-in-full amount will be accepted after its due date.

          (d)  Terminating Employees - Notwithstanding subsections (a)
               ---------------------
     and (b), an outstanding loan shall become immediately due and payable in full if the borrowing Participant retires, dies or otherwise terminates employment.

          (e)  Termination of Loan Program - In the event the Plan
               ---------------------------
     terminates or the portion of the Plan applicable to a Participant terminates, the Participant's loan shall become due and payable in full immediately.

     6.9  Loan Default - A loan shall be in default if:
          ------------

          (a) the borrowing Participant is delinquent on more than 12 weeks of scheduled loan repayment amounts;

          (b) the loan becomes due and payable and the Participant fails to pay the outstanding principal amount plus accrued interest within 60 days;

          (c) the term of the loan has been extended to more than 56 months as a result of the Participant's failure or inability to make timely loan payments; or

          (d)  there occurs such other circumstances as the Plan
     Administrator considers to be a default in order to protect the interests of the Plan.

A default on a Plan loan occurs on the date the first of the preceding conditions is met. If a default on a Participant's Plan loan occurs, the Plan shall have the right to foreclose on the Participant's security interest in his Account, and shall do so on or after the first distributable event for such Participant described in Article V (other than a hardship distribution event pursuant to Section 5.6(a)).

     6.10 Nondiscrimination - Loans shall be made available to all
          -----------------
Participants who met the requirements set forth in section 6.1 on a reasonably equivalent basis, except that the Plan Administrator may make reasonable distinctions based on other obligations of the Participant, state law requirements affecting payroll deductions and other factors that may adversely affect the ability to assure repayment through payroll deduction. The Plan Administrator may refuse a requested loan where it determines that timely repayment of the loan through payroll deduction is not assured.

     6.11 Miscellaneous
          -------------

          (a)  Additional Documentation - A Participant shall execute
               ------------------------
     any additional documents as required by the Plan Administrator that correct ministerial errors in the Application Forms, or that are required for proper administration of the loan.

          (b)  Agent of Plan Administrator - The Plan Administrator
               ---------------------------
     may designate an exclusive agent for purposes of administration of some or all of the loan program, and to such extent any references in this Article VI to the Plan Administrator shall mean the designated agent.

          (c)  Power to Amend Outstanding Loans - It is specifically
               --------------------------------
     intended that the Company's power to amend the Plan set forth in
     Article XI applies to loans from this Plan that are outstanding (including loans in default) at the time of the amendment.

                              ARTICLE VII

                      DESIGNATION OF BENEFICIARY

     7.1  In General - Each Participant will designate in writing, in
          ----------
the form and manner as prescribed by the rules and regulations the Plan Administrator promulgates, a Beneficiary or Beneficiaries of any interest under this Plan which may be payable with respect to the Participant in the event of his death before or after retirement, or otherwise after termination of Employment. This designation may include an alternate Beneficiary or Beneficiaries. Subject to the rules and regulations the Plan Administrator promulgates, a Participant may change the designation of his Beneficiary or Beneficiaries or alternate Beneficiary or Beneficiaries.

     7.2  Married Participants - A Participant's entire interest in
          --------------------
the Plan at his death, if any, will be paid to the Participant's surviving spouse unless before the Participant's death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant's Beneficiary. This consent may expressly permit designations of Beneficiary(ies) by the Participant without any requirement of further consent by the spouse. This provision will not apply where it is established to the Plan Administrator's satisfaction that consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances as may be permitted by the Regulations.

     7.3  No Designated Beneficiary or Beneficiaries - If benefits
          ------------------------------------------
become payable upon the Participant's death and no Beneficiary has been properly designated, or if the designated Beneficiary or Beneficiaries predeceased the Participant, benefits will be paid in full to the surviving spouse of the Participant, and if he has no surviving spouse, to the Participant's estate.

                             ARTICLE VIII

                            ADMINISTRATION

     8.1  Allocation of Responsibility Among Fiduciaries for Plan and
          -----------------------------------------------------------
Trust Administration - The Fiduciaries have only those powers, duties,
--------------------
responsibilities and obligations as specifically given to them under this Plan and Trust. In general, the Employer has the sole responsibility for making the contributions provided under Article III, and the Company has the sole authority to appoint and remove the Trustee, the Plan Administrator and any Investment Manager or Managers which it may select to provide for managing all or any portion of the Trust, and to amend or terminate, in whole or in part, this Plan and Trust. The Plan Administrator has the sole responsibility for the administration of the Plan, except where an agent is appointed to perform administrative duties as specifically agreed to by the Plan Administrator and the agent. The Trustee has the sole responsibility for management of the assets held under the Trust except where an Investment Manager has been appointed or where Participants direct the investment of their Accounts as provided in Section 4.2. Each Fiduciary warrants that any directions given, information furnished, or action taken by it will be in accordance with the terms of the Plan authorizing or providing for such direction, information or action. Each Fiduciary may rely on any direction, information or action of another Fiduciary in the exercise of the latter's respective powers, duties, responsibilities and obligations, as being proper under this Plan and Trust, and is not required under this Plan and Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and Trust that each Fiduciary is responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and Trust and is not responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2  Records and Reports - The Plan Administrator, or its delegate,
          -------------------
will exercise the authority and responsibility it deems appropriate to comply with ERISA and governmental regulations relating to records of Participants, service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and other documents or reports as may be required by ERISA. From time to time the Employer will make available to the Plan Administrator information with respect to the Employees, their dates of Employment, their compensation, and other matters as may be necessary in connection with the Plan Administrator's performance of its duties with respect to the Plan. The Plan Administrator will, in turn, furnish the Trustee information, rulings and decisions as the Trustee may require or may request in connection with its performance of its duties as Trustee of the Trust Fund.

     8.3  Other Powers and Duties of the Plan Administrator - The Plan
          -------------------------------------------------
Administrator, or its delegate, has the duties and powers as may be necessary to discharge its duties under the Plan, including, but not limited to, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility; determine the factual basis necessary for all benefit determinations; and determine the amount, manner and time of payment of any benefits;

          (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

          (c) to prepare and distribute information explaining the Plan including at least annually providing Participants with annual periodic statements of their Accounts.

          (d) to receive from the Employer and from Participants information to properly administer the Plan;

          (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as it deems reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition of the Trust Fund, receipts and disbursements from the Trust Fund from the Trustee or any Investment Manager, and to make recommendations to the Trustee and take such actions as the Plan Administrator deems advisable;

          (g) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants and legal and actuarial counsel;

          (h) to delegate to an individual or entity any of the Plan Administrator's fiduciary duties or responsibilities under the Plan; and

          (i) to direct the Trustee as to the voting of stock held in the Trust Fund, or as to any other actions that may be appropriate. In the absence of any such direction, the Trustee has the right to vote the stock and take the other actions in its sole discretion.

     8.4  Rules and Decisions - The Plan Administrator may adopt
          -------------------
by-laws, rules and regulations as it deems necessary or appropriate, provided that they are not inconsistent with or contrary to the express terms of the Plan. All by-laws, rules, regulations and decisions of the Plan Administrator must be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator is entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal or actuarial counsel of the Employer, or the Trustee.

     8.5  Authorization of Benefit Payments - The Plan Administrator
          ---------------------------------
will issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

     8.6  Application and Forms - The Plan Administrator may require a
          ---------------------
Participant or Beneficiary to complete and file with the Plan Administrator an application for benefits and any other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including but not limited to, the Participant's current mailing address.

     8.7  Payment of Benefits for Disabled or Incapacitated Person -
          --------------------------------------------------------
Whenever, in the Plan Administrator's discretion, a person entitled to receive payment of benefits is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payments to that person; to his legal representative; or to a relative or friend of the person for his benefit. The Plan Administrator may direct the Trustee to apply the payment for the benefit of the person in a manner the Plan Administrator considers advisable. Any payment of a benefit in accordance with the provisions of this Section will completely discharge any liability for the making of payment under the provisions of the Plan.

     8.8  Notices to Trustee - All notices from the Plan Administrator
          ------------------
or any Investment Manager to the Trustee will be in writing, and the Trustee may rely on these notices in carrying out its duties and responsibilities.

     8.9  Expenses of Plan - All usual and reasonable expenses of
          ----------------
maintaining, operating and administering the Plan, including the expenses of the Plan Administrator and the Trustee, will be paid from the Trust whether directly or by reimbursement to the Company or the Employer, except to the extent the Employer or the Company elects to pay any expenses.

     8.10 Indemnification by the Company - The Company will indemnify
          ------------------------------
and hold harmless the Plan Administrator and any Employee of the Company or an Employer performing duties with respect to the Plan from and against any and all claims, losses, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees) arising from their responsibilities in connection with the Plan, unless the liability arises from the person's gross negligence or dishonesty in the performance of his or her duties, or unless the indemnification is not permissible under ERISA.

                              ARTICLE IX

                           CLAIMS PROCEDURE

The Plan Administrator, or its delegate (hereinafter referred to as the "decisionmaker"), has the exclusive discretionary power to construe and interpret the Plan, and to determine all questions relating to the eligibility of individuals to participate in the Plan; the amount of benefits to which any Participant or Beneficiary may be entitled; and any situation not specifically covered by the provisions of the Plan. The decisionmaker's decisions on such matters will be final and binding on all parties. Any interpretation or determination made pursuant to the decisionmaker's discretionary authority will be upheld on judicial review, unless it is shown to be an abuse of discretion or arbitrary and capricious.

If a request for a Plan benefit by a Participant or Beneficiary is wholly or partially denied, the decisionmaker will provide the claimant a comprehensible written notice setting forth:

          (a)  The specific reason or reasons for the denial;

          (b) Specific reference to the applicable Plan provisions on which the denial is based;

          (c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary;

          (d)  A description of the Plan's claim review procedure.

If a Participant disagrees with the decisionmaker's initial determination, the Participant may request a review within 60 days of the date of denial. The request for review should be in writing and include the reasons the Participant believes the decision was incorrect as well as any other information or documentation in support of the request. The review procedure also includes the right to examine pertinent documents. The decision on review will be made within 60 days after the decisionmaker receives the request for review unless circumstances warrant an extension of time not to exceed an additional 60 days. The determination will be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based. If no determination is received within the time allowed, the claim is considered denied.

                               ARTICLE X

                              TRUST FUND


All contributions made by the Employers, or the Company on behalf of the Employers, under this Plan shall be paid to the Trustee and deposited in the Trust Fund or with an insurance company or a financial institution pursuant to a contract to be held and invested in accordance with the Trust instrument. Assets or other plans maintained by the controlled group of corporations (as defined in Code
Section 414(b)) of which the Company is a member, which meet the requirements of Code section 401, may be commingled, for investment purposes only, through one or more master trust arrangements with the assets of this Plan. The Company shall have the right to appoint an investment manager or investment managers (as defined in section 3(38) of ERISA) to manage all or any part of the assets of the Trust Fund.

                              ARTICLE  XI

                         AMENDMENT OF THE PLAN

The Company has the right at any time by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this Plan in whole or in part. The duties, powers and liability of the Trustee may not be substantially modified without its written consent. No amendment will be made which causes or authorizes any part of the Trust Fund to revert or be refunded to the Company or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration) before all Participants and Beneficiaries have been paid their Vested Interest. The Company has the limited right to amend this Plan at any time, retroactively or otherwise, in such respects and to the extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Company's contributions, and if and to the extent necessary to accomplish this purpose, the Company may by an amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable.

No amendment to the Plan will reduce a Participant's Account balance or eliminate an optional form of distribution except to the extent permissible under Code Sections 411, 412 or any other relevant Code Section or Regulations. No amendment to the Plan will have the effect of decreasing a Participant's Vested Interest determined without regard to an amendment as of the later of the date the amendment is adopted or the date it becomes effective.

                             ARTICLE  XII

                    DISCONTINUANCE OF CONTRIBUTIONS
                                  AND
                          TERMINATION OF PLAN

     12.1 Intention to Continue Plan - The Plan has been established
          --------------------------
by the Company with the bona fide intention that it will be continued in operation and that contributions will continue. However, the Company reserves the right at any time to discontinue any or all contributions or to terminate the Plan.

     12.2 Termination or Partial Termination of Plan - If the Company
          ------------------------------------------
decides to terminate or partially terminate the Plan, the Accounts of all affected Participants who are active Employees will become fully Vested and nonforfeitable. The Trustee will be notified of any termination or partial termination in writing and will proceed at the direction of the Plan Administrator to make distributions from the Trust Fund, if appropriate. Upon termination of the Plan by an Employer, the Employer will not make any further contributions under the Plan, and no amount will be payable under the Plan to or in respect of any Participants then Employed by the Employer, except as provided in this Article or except as amounts may become payable under the Plan as a result of such Participants continuing their participation in the Plan as a result of being Employed by other participating Employers.

     In the event of a partial termination of the Plan, the actions described above also will be taken, but only with respect to the portion of the Plan being terminated and only with respect to the affected Participants.

     In the event of a complete discontinuance by the Company or an Employer of its contributions, the rights of each affected Participant to amounts credited to his Account at that time will become 100% nonforfeitable. The mere suspension of a contribution for a year or years during which the Company and the Employer earns profits shall not in itself be deemed or discontinuance within the meaning of this Section, unless such suspension shall be deemed to have ripened into a discontinuance under the applicable provisions of the Code, any valid regulations promulgated thereunder or any rulings properly interpreting and applying same.

     Termination or partial termination of the Plan will not affect the payment of benefits, in accordance with Article V, from the Trust Fund except as specifically provided, nor will such funds be divested by reason of any provision.

     12.3 Internal Revenue Service Approval - The Trustee will not be
          ---------------------------------
required to make any distribution from the Trust if the Plan is terminated or contributions are completely discontinued until the Internal Revenue Service determines in writing that the termination or discontinuance will not adversely affect the prior qualification of the Plan.

                             ARTICLE XIII

                             MISCELLANEOUS

     13.1 Participants' Rights; Acquittance - Except to the extent
          ---------------------------------
required by law as in effect and applicable, neither the establishment of the Trust, nor any modification, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee, or the Trustee or the Plan Administrator except as provided by the Plan. No Participant has any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that benefits may actually accrue, and the same limitations apply to death benefits which may be payable to the Beneficiaries of the Participant. Under no circumstances will the terms of Employment of any Participant be modified or in any way affected by the Plan or Trust. This Plan and Trust do not constitute a contract of Employment or afford any individual any right to be retained in the employ of any Employer.

     13.2 Spendthrift Clause -
          ------------------

          (a)  In General - To the extent permitted by law,
               ----------
     Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any Trust assets, and no undertaking or attempt to do so will bind the Plan Administrator or the Trustee or be of any force or effect. Furthermore, to the extent permitted by law, no rights, claims or interest of a Participant in this Trust or in any of the Trust assets will be subject to a Participant's debts, contracts or engagements, attachments, garnishment, levy or other legal or equitable process. If the Trustee receives certified notice or confirmation of the amount of a Participant's indebtedness to the Plan from the Plan Administrator, the Trustee will first pay the indebtedness to the Plan and distribute the remainder of the benefit to the Participant or Beneficiary.

          (b)  Qualified Domestic Relations Orders - The provision
               -----------------------------------
     against the assignment of a Participant's right in the Plan will not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Code Section 414(p). The Plan Administrator will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it.
     If a qualified domestic relations order, otherwise determined by the Plan Administrator as meeting the requirements of Code
     Section 414(p), specifically provides for an immediate lump sum distribution to the alternate payee, the distribution may be made notwithstanding that the Participant has not attained the Participant's earliest retirement age, as defined in Code Section 414(p)(4)(B). If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of the order and the applicable Plan terms.

     13.3 Qualification of Plan as a Condition - This amendment and
          ------------------------------------
restatement of the Plan is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and regulations issued thereunder with respect to employees' plans and trusts, including a salary reduction arrangement, so as to permit, among other incidents to such qualified plans, the Company and the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if when this amended and restated Plan is submitted for qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the qualification requirements of the Internal Revenue Code for the purposes specified in the preceding sentence, and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date, then regardless of any other provision herein contained, this amended and restated Plan shall be and become null and void ab initio, and any contributions under the Plan for any fiscal year of the Company commencing on or after the Effective Date shall be returned to the Company or the Employer for the benefit of the Employees on whose behalf the contribution was made to the Trust.

     13.4 Successor Employer - In the event of the dissolution,
          ------------------
merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, the successor will be substituted for the Company under the Plan. The substitution of the successor will constitute an assumption of Plan liabilities by the successor, and the successor will have all the powers, duties and responsibilities of the Company under the Plan.

     13.5 Transfer of Plan Assets - In the event of any merger or
          -----------------------
consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to each Participants will be transferred to the other trust fund only if:

          (c) Each Participant would, if either this Plan or the other plan terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

          (d) Resolutions of the Board of Directors of the Employer of the affected Participants, will authorize such transfer of assets, and, in the case of the new or successor Employer of the affected Participants, its resolutions will include an assumption of liabilities with respect to such Participant's inclusion in the new Employer's plan; and

          (e)  Such other plan and trust are qualified under Code
     Sections 401(a) and 501(a).

     13.6 Necessary Parties - In any action or proceeding involving
          -----------------
the Trust Fund, or any property constituting part or all of the Trust Fund, or the administration of the Trust Fund, the Company, the Plan Administrator, and the Trustee are the only necessary parties and no Employees or former Employees of an Employer or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan is entitled to any notice or service of process.

     Any final judgment which is not appealed or appealable that may be entered in any action or proceeding will be binding and conclusive on the parties, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     13.7 Delegation of Authority by Company - Whenever the Company
          ----------------------------------
under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it will be done and performed by any employee, officer or committee authorized by the Company.

     13.8 Construction of Agreement - This Plan and Trust Agreement
          -------------------------
will be construed and administered according to the provisions of ERISA, and its validity and enforceability will be determined under such law. In the event ERISA is not applicable or does not preempt state law on a matter, the laws of the State of New York will apply.

     13.9 Headings - The headings of Articles, Sections, Subsections,
          --------
and Paragraphs are for ease of reference only and do not limit or modify the detailed Plan provisions.

     13.10  Gender and Number - The masculine gender wherever used
            -----------------
will be deemed to include the feminine. Words in the singular will be read and construed as though used in the plural in all cases where they would apply and vice versa.

                             ARTICLE  XIV

                       TOP-HEAVY PLAN PROVISIONS

     14.1 Application - If the Plan is determined to be a Top-Heavy
          -----------
Plan, this Article will become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

     14.2 Definitions -
          -----------

          (a)  Compensation - Compensation as defined by Code Section
               ------------
     414(q)(4).

          (b)  Key Employee - During any year that the Plan is a
               ------------
     Top-Heavy Plan, an Employee who is a Key Employee within the meaning of Code Section 416, including any Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was:

               (i) an officer of the Employer whose Compensation is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for any Plan Year, provided that Employees described in Code Section 414(q)(8) will be excluded;

               (ii) 1 of the 10 employees having Annual Compensation of more than the dollar limitation in Code Section 415(c)(1)
          (A) and owning (or considered as owning within the meaning of Code Section 318) more than a one-half percent (1/2%) interest and the largest interests in the Employer;

               (iii) a one percent (1%) owner of the Employer having Compensation from the Employer of more than $150,000; or

               (iv) a five percent (5%) owner of the Employer.

     Ownership will be determined according to Code Section 416(i)
     (1)(B). For purposes of (i) above, no more than fifty (50) Employees (or if less, the greater of three (3) or ten percent (10%) of the Employees) will be treated as officers. For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Annual Compensation will be treated as having the larger interest. For purposes of this Plan a "non-Key Employee" will include any Employee who is not a Key Employee.

          (c)  Minimum Contribution - For a Plan Year, the lesser of
               --------------------
     three percent (3%) of a Participant's compensation (within the meaning of Code Section 415) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans in the Required Aggregation Group for the Key Employee for whom such percentage is highest. The percentage of a Key Employee's compensation at which contributions are made will be determined by dividing the contributions for each such Employee by the amount of his compensation for the Plan Year as does not exceed

     $160,000, as adjusted pursuant to Code Section 401(a)(17)(B). For Plan Years beginning on and after January 1, 1989, Elective Deferrals on behalf of a non-key Employee will not be considered in determining such Minimum Contribution.

          (d)  Top-Heavy Plan - For any Plan Year, a plan that is
               --------------
     required in such year to satisfy the requirements of Code Section 416 because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in Code
     Section 416(g) and the Regulations as of the Annual Valuation Date immediately before such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the determination and valuation date) and will include distributions made in the last five years. The Account balance of any Participant who has not received any compensation from the Employer in the last five years will not be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan will be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Code Sections 401(a)(4) and 410, and all other plans maintained by the Employer in which a Key Employee is a Participant (the Required Aggregation Group). In addition, the Plan also may be aggregated with any other plans maintained by the Employer (the Permissive Aggregation Group), so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

     14.3 Allocation of Minimum Contribution - For any year in which
          ----------------------------------
the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in
Section 14.2(c) will be made to the Account of each Participant who is a non-Key Employee, unless the Participant accrues the defined benefit minimum contribution required by Code Section 416 for such Plan Year under a defined benefit plan maintained by the Employer. Such Minimum Contribution will be made to the Account of each non-Key Employee Participant who is Employed on the last day of the Plan Year without regard to the Participant's Hours of Service during the Plan Year.
The Employer and Plan Administrator will determine under which plan a Participant will receive the Minimum Contribution if the Employee is a Participant in more than one plan, maintained by the Employer. Such Minimum Contribution shall be made without consideration of the Employer's contributions under Code Section 3111.

     14.4  Vesting - If for any Plan Year or Years the Plan is a Top-Heavy
           -------
Plan, the following vesting schedule in accordance with Sections 416(b) of the Code shall apply;

     Years of Service     Vested Percentage      Forfeited Percentage
     ----------------     -----------------      --------------------

        Less than 3                0%                     100%

        3 or more                100%                       0%

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be affixed the day and year first above written.



                              COMPANY:

          (CORPORATE SEAL)    THE PEPSI BOTTLING GROUP, INC.



                              By: /s/ Kevin Cox
                              Title: Senior Vice President -
                                       Human Resources

APPROVED:


/s/ Steven M. Rapp
Law Department

                               APPENDIX
                               --------

     The following Appendix Articles modify particular terms of the Plan as it applies to certain Employee groups. Except as specifically modified in this Appendix, the foregoing provisions of the Plan shall fully apply. In the event of a conflict between this Appendix and the foregoing provisions of the Plan, the Appendix shall govern with respect to the conflict.



                           Appendix

                               ARTICLE A

                   INITIAL PUBLIC OFFERING OF PBG


     This Article sets forth provisions that apply in connection with the individuals transferred in connection with the initial public offering of the Company.

     A.1  Definitions - When used in this Article, the following
          -----------
underlined terms shall have the meanings set forth below. Except as otherwise provided in this Article, all terms that are defined in
Article I of the Plan shall have the meaning assigned to them by
Article I.

          (a)  Employee Programs Agreement - The  Employee Programs
               ---------------------------
     Agreement between PepsiCo and PBG (dated as of  March 30, 1999).

          (b)  PepsiCo Account Holder - A Participant who had an
               ----------------------
     interest in the PepsiCo Capital Stock Account under the Prior Plan immediately prior time to time the Effective Date.

          (c)  Tricon Account Holder - A Participant who had an
               ---------------------
     interest in the Tricon Common Stock Account under the Prior Plan immediately prior to the Effective Date.

          (d)  Transferred Individual - A "Transferred Individual" as
               ----------------------
     that term is defined in the Employee Programs Agreement.

     A.2  Assumption of Benefits and Liabilities - Effective as of the
          --------------------------------------
beginning of the day on the Effective Date, all interests in the Prior Plan of (and Prior Plan liabilities with respect to) Transferred
Individuals shall be assumed by this Plan.

          (a) In the case of a Transferred Individual, effective as of the beginning of the day on the Effective Date, his Account shall be credited with the amount that stood to his credit under the Prior Plan immediately prior to the Effective Date, and the allocation of this amount to investment options under this Plan shall mirror the allocation then in effect for the Transferred Individual under the Prior Plan.

          (b) Any deferral election made under the Prior Plan for a Transferred Individual shall be carried over and continued under this Plan. Any designation to have some or all of his deferrals invested in the PepsiCo Capital Stock Account under the Prior Plan shall be converted to a designation for investment in a investment option under this Plan (other than the PepsiCo Capital Stock Account or Tricon Common Stock Account) which is designated by the Plan Administrator for this purpose.

     A.3  PepsiCo Capital Stock Fund - As of the Effective Date, the
          --------------------------
Plan Administrator shall establish a temporary investment option under the Plan, the PepsiCo Capital Stock Fund. Participant shall have any rights as a shareholder of PepsiCo Capital Stock on account of an interest in the PepsiCo Capital Stock Account that are comparable to those granted with respect to PBG Common Stock under the PBG Stock Fund.

          (a)  Valuation and Loans: - A Participant's interest in the
               -------------------
     PepsiCo Capital Stock Account is valued as of a Valuation Date in a manner comparable to how the PBG Stock Fund is valued. Loans are permitted from the PepsiCo Capital Stock Fund to the same extent as they are permitted from the PBG Stock Fund.

          (b)  Investment Reallocations - A PepsiCo Account Holder may
               ------------------------
     reallocate amounts standing to his credit under the PepsiCo
     Capital Stock Fund to other investment options under the Plan that are available for this purpose. No Participant may reallocate amounts into the PepsiCo Capital Stock Fund.

          (c)  Distributions - A Participant entitled to a distribution
               -------------
     in accordance with the terms of the Plan may elect to receive an in-kind distribution of his interest in the PepsiCo Capital Stock Fund to the same extent permitted with respect to the PBG Stock Fund.

          (d)  Termination of the PepsiCo Capital Stock Account -
               ------------------------------------------------
     Effective as of the end of the day on December 31, 2000 (or such later date as the Plan Administrator shall specify), the PepsiCo Capital Stock Fund shall cease to be available under the Plan. Any amount under the Plan still standing to the credit of a PepsiCo Account Holder on such date shall automatically be reallocated to the investment option designated for this purpose by the Plan Administrator unless the Participant selects a different replacement option in accordance with such requirements as the Plan Administrator may apply.

     A.4  Tricon Common Stock Fund - As of the Effective Date, the
          ------------------------
Plan Administrator shall establish a temporary investment option under the Plan, The Tricon Common Stock Fund. Participant shall have any rights as a shareholder of Tricon Common Stock on account of an interest in the Tricon Common Stock Account that are comparable to those granted with respect to PBG Common Stock under the PBG Stock Fund.

          (a)  Valuation and Loans - A Participant's interest in the
               -------------------
     Tricon Common Stock Account is valued as of a Valuation Date in a manner comparable to how the PBG Stock Fund is valued. Loans are permitted from the Tricon Common Stock Fund to the same extent as they are permitted from the PBG Stock Fund.

          (b)  Investment Reallocations -  Tricon Account Holder may
               ------------------------
     reallocate amounts standing to his credit under the Tricon Common Stock Fund to other investment options under the Plan that are available for this purpose. No Participant may reallocate amounts into the Tricon Common Stock Fund.

          (c)  Distributions - A Participant entitled to a distribution
               -------------
     in accordance with the terms of the Plan may elect to receive an in-kind distribution of his interest in the Tricon Common Stock

     Fund to the same extent permitted with respect to the PBG Stock
     Fund.

          (d)  Termination of the Tricon Common Stock Account -
               ----------------------------------------------
     Effective as of the end of the day on December 31, 1999 (or such later date as the Plan Administrator shall specify), the Tricon Common Stock Fund shall cease to be available under the Plan.
     Any amount under the Plan still standing to the credit of a Tricon Account Holder on such date shall automatically be reallocated to the investment option designated for this purpose by the Plan Administrator unless the Participant selects a different replacement option in accordance with such requirements as the Plan Administrator may apply.

                              Schedule 1
                              ----------

          Designated Affiliated Employers Authorized to Participate
          ---------------------------------------------------------

     Name of Subsidiary                      Date of Participation
     ------------------                      ---------------------





                              Schedule 1